Exhibit 4.1

EXECUTION COPY

SENIOR NOTES INDENTURE

Dated as of May 27, 2021

Among

LITHIA MOTORS, INC.,

THE SUBSIDIARY GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

3.875% SENIOR NOTES DUE 2029

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Appendix A	Provisions Relating to Initial Notes and Additional Notes

Exhibit A	Form of Note
Exhibit B	Form of Institutional Accredited Investor Transferee Letter of Representation
Exhibit C	Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors

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INDENTURE, dated as of May 27, 2021, among Lithia Motors, Inc., an Oregon corporation (the “Company”), the Subsidiary Guarantors listed on the signature pages hereto and U.S. Bank National Association, as Trustee.

W I T N E S S E T H

WHEREAS, the Company has duly authorized the creation of and issue of $800,000,000 aggregate principal amount of 3.875% Senior Notes due 2029 (the “Initial Notes”); and

WHEREAS, the Subsidiary Guarantors have duly authorized the execution and delivery of this Indenture.

NOW, THEREFORE, the Company, the Subsidiary Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01    Definitions.

“2020 Real Estate Facility” means the Credit Agreement, dated as of July 14, 2020, by and among Lithia Motors, Inc., certain of its subsidiaries party thereto, as Borrowers, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as Administrative Agent, as may be amended, modified, renewed, refunded, replaced or Refinanced or otherwise restructured in whole or in part from time to time, whether by the same or any other agent, lender or group of lenders.

“2020 Securitization Facility” means the Loan Agreement, dated as of July 31, 2020, by and among SCFC Business Services LLC, as Borrower, Southern Cascades Finance Corporation, as Servicer and Collateral Custodian, the lenders from time to time party thereto, the administrative agent and the other agents from time to time party thereto, as may be amended, modified, renewed, refunded, replaced or Refinanced or otherwise restructured in whole or in part from time to time, whether by the same or any other agent, lender or group of lenders.

“2021 Real Estate Facility” means the Credit Agreement, dated as of April 12, 2021, by and among Lithia Motors, Inc. and Lithia Real Estate, Inc., as Borrowers, each other Person who may become a party thereto as a Borrower, and Ally Bank (Ally Capital in Hawaii, Mississippi, Montana and New Jersey), as the Lender, as may be amended, modified, renewed, refunded, replaced or Refinanced or otherwise restructured in whole or in part from time to time.

“2025 Notes” means the $300.0 million aggregate principal amount of 5.250% Senior Notes due 2025 outstanding on the Issue Date.

“2027 Notes” means the $400.0 million aggregate principal amount of 4.625% Senior Notes due 2027 outstanding on the Issue Date.

“2031 Notes” means the $550.0 million aggregate principal amount of 4.375% Senior Notes due 2031 outstanding on the Issue Date.

“Additional Notes” means additional Notes (other than the Initial Notes) issued from time to time under this Indenture in accordance with Sections 2.01 and 2.02 hereof, as part of the same series as the Initial Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, Paying Agent or co-registrar.

“Applicable Premium” means, with respect to a Note at any Redemption Date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such Redemption Date of (1) the redemption price of such Note at June 1, 2024 (such redemption price being described in Section 3.07 hereof) plus (2) all required interest payments due on such Note through June 1, 2024 (excluding accrued but unpaid interest, if any, to such Redemption Date) computed, in both cases, using a discount rate equal to the Treasury Rate plus 50 basis points, over, (B) the principal amount of such Note.

“Attributable Debt” means, with respect to any Sale and Leaseback Transaction, at the time of determination, the total obligation (discounted to the present value at the imputed rate of interest as determined in good faith by us) of the lessee for rental payments (other than amounts required to be paid on account of taxes, assessments, maintenance, repairs, insurance, water rates or similar charges required to by paid by such lessee thereunder or other items which do not constitute payments for property rights or any amount required to be paid by lessee thereunder contingent upon the amount of maintenance, repairs, insurance, taxes, assessments, water charger or similar charges) during the remaining portion of the initial term of the lease included in such Sale and Leaseback Transaction. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such rental payments shall be the lesser of (x) the amount determined assuming termination upon the first date such lease may be terminated (in which case the amount shall also include the amount of the penalty, but shall not include any rent that would be required to be paid under such lease subsequent to the first date upon which it may be so terminated) or (y) the amount determined assuming no such termination.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means (i) with respect to a corporation, the board of directors of the corporation; (ii) with respect to a partnership, the board of directors of the general partner of the partnership; and (iii) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means the obligations of any Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations effectively transfer control of the underlying asset and represents an in-substance financed purchase of an asset, and the amount of such obligations are required to be classified and accounted for as “finance leases” on the balance sheet of such Person, in accordance with GAAP, including, without limitation, Accounting Standards Codification 842 and related accounting rules and regulations, as such may be amended or re-codified from time to time. The amount of Indebtedness represented by any Capital Lease Obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.06 hereof, a Capital Lease Obligation shall be deemed secured by a Lien on the property being leased. For avoidance of doubt, the term “Capital Lease Obligations” does not include any obligations of a Person under any operating leases entered into in the ordinary course of business that do not effectively transfer control of the underlying asset and do not represent an in-substance financed purchase of an asset under GAAP, including, without limitation, Accounting Standards Codification 842 and related accounting rules and regulations, as such may be amended or re-codified from time to time, notwithstanding that GAAP and such accounting rules and regulations, such as Accounting Standards Codification 842, may require that such obligations be recognized on the balance sheet of such Person as a lease liability (along with the related right-of-use asset).

“Capital Stock” means: (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(i)    United States dollars;

(ii)    securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(iii)    time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized and existing under the laws of the United States, or any state thereof, and which bank or trust company has capital and surplus aggregating in excess of $500.0 million and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker-dealer or mutual fund distributor;

(iv)    repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above;

(v)    commercial paper having the highest rating obtainable from Moody’s or S&P (or carrying an equivalent rating by another nationally recognized rating agency if both of such two rating agencies cease publishing ratings of investments) and maturing not more than 180 days after the date of acquisition;

(vi)    money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (v) of this definition; and

(vii)    in the case of any Subsidiary of the Company organized or having its principal place of business outside the United States, investments denominated in the currency of the jurisdiction in which that Subsidiary is organized or has its principal place of business which are similar to the items specified in clauses (i) through (vi) above, including, without limitation, any deposit with a bank that is a lender to any Subsidiary of the Company.

“Change of Control” means the occurrence of any of the following:

(i)    the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than transactions with a Permitted Holder;

(ii)    the adoption of a plan relating to the liquidation or dissolution of the Company;

(iii)    the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d) and 14(d) of the Exchange Act), other than any Permitted Holder, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares; or

(iv)    the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Ratings Event.

“Common Stock” of any Person means Capital Stock of such Person that does not rank senior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period:

(1)    increased (without duplication) by the following items to the extent deducted in calculating such Consolidated Net Income:

(i)    provision for taxes based on income or profits (or reduced by the amount of income tax benefit based on income or profits) of such Person and its Subsidiaries for such period; plus

(ii)    consolidated interest expense of such Person and its Subsidiaries for such period ((a) including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers’ acceptance financings, amortization of capitalized interest expense and net of the effect of all payments made or received pursuant to Hedging Obligations and (b) excluding interest expense attributable to Indebtedness incurred under Floor Plan Facilities); plus

(iii)    dividends on preferred stock to the extent included in the calculation of Fixed Charges for the relevant period; plus

(iv)    depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period; plus

(v)    any expenses or charges related to the incurrence of Indebtedness permitted to be made under this Indenture, including a repayment or refinancing thereof and any amendment or modification to the terms of any such Indebtedness (whether or not successful), or related to the offering of the Notes; plus

(vi)    other non-cash charges reducing such Consolidated Net Income for such period (excluding any such non-cash expense to the extent that it represents an accrual of, or reserve, for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period); and

(2)    decreased (without duplication) by non-cash items increasing such Consolidated Net Income for such period (without giving effect to any exclusions contained in the proviso included in the definition of “Consolidated Net Income”), other than the accrual of revenue in the ordinary course of business;

in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(i)    the net income (or loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting will not be included, except that such net income (loss) will be included to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Subsidiary of the Person;

(ii)    [reserved];

(iii)    any gain or loss realized as a result of the cumulative effect of a change in accounting principles will be excluded;

(iv)    any non-cash asset impairment charge or goodwill impairment charge will be excluded;

(v)    any non-cash compensation charge arising from the grant of or issuance of stock, stock options or other equity based awards will be excluded;

(vi)    any non-recurring or unusual gains or losses (including, but not limited to, any expenses relating to severance charges or costs relating to satisfying or settling legal, governmental or administrative matters) will be excluded;

(vii)    any gain or loss resulting from the disposal, abandonment, transfer or closure of discontinued operations or fixed assets (including, without limitation, any gain or loss on the sale or other disposition of dealerships) will be excluded;

(viii)    any extraordinary gain or loss will be excluded; and

(ix)    any gain or loss from the early retirement or extinguishment of indebtedness (less all fees and expenses or charges related thereto) or from early lease termination will be excluded.

“Consolidated Net Tangible Assets” means of any Person as of any date means the total assets of such Person and its Subsidiaries as of the most recent fiscal quarter end for which a consolidated balance sheet of such Person and its Subsidiaries is available as of that date, minus (i) all current liabilities of such Person and its Subsidiaries reflected on such balance sheet (excluding any current liabilities for borrowed money having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower) and (ii) all goodwill, tradenames, trademarks, patents, unamortized debt discount (to the extent included in total assets) and expense and other like intangible assets of such Person and its Subsidiaries reflected on such balance sheet, all calculated on a consolidated basis in accordance with GAAP.

“Consolidated Secured Debt Ratio” as of any date of determination means the ratio of (1) (x) Consolidated Total Debt of the Company and its Subsidiaries that is secured by a Lien minus (y) the aggregate amount of Cash Equivalents of the Company and its Subsidiaries determined on a consolidated basis as reflected on the consolidated balance sheet of the Company and its Subsidiaries in accordance with GAAP, in each case with respect to clause (x) and (y) as of the most recent quarterly or annual, as the case may be, fiscal period for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) the Consolidated Cash Flow of the Company and its Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case, with such pro forma or scheduling adjustments to Consolidated Total Debt and Consolidated Cash Flow as are appropriate and customary. For purposes of calculating the Consolidated Secured Debt Ratio with respect to any revolving Indebtedness incurred under the Consolidated Secured Debt Ratio, the Company may elect, at any time (which election may not be changed with respect to such revolving Indebtedness), to either (x) give pro forma effect to the incurrence of the entire committed amount of such revolving Indebtedness, in which case such committed amount may thereafter be borrowed or reborrowed, in whole or in part, from time to time, without further compliance with the Consolidated Secured Debt Ratio component of any provision under this Indenture, or (y) give pro forma effect to the incurrence of the actual amount drawn under such revolving Indebtedness, in which case, the ability to incur the amounts committed to under such revolving Indebtedness will be subject to the Consolidated Secured Debt Ratio (to the extent being incurred pursuant to such ratio) at the time of each such incurrence.

“Consolidated Total Assets” of any Person means, as of any date, the amount which, in accordance with GAAP, would be set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries, as of the end of the most recently ended fiscal quarter for which internal financial statements are available.

“Consolidated Total Debt” of any Person means, as of any date, the sum of (i) the aggregate amount of all outstanding Indebtedness of such Person and its Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Capital Lease Obligations and debt obligations evidenced by bonds, notes, debentures or similar instruments or letters of credit (but excluding any Indebtedness under Floor Plan Facilities and Securitization Facilities) plus (ii) the aggregate amount of all outstanding Disqualified Stock of such Person and all preferred stock of its Subsidiaries, with the amount of such Disqualified Stock and preferred stock equal to the greater of their respective voluntary or involuntary liquidation preferences and their maximum fixed repurchase prices, in each case, determined on a consolidated basis in accordance with GAAP.

“Corporate Trust Office of the Trustee” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office as of the date hereof is located at 555 SW Oak Street, PD-OR-P7TD, Portland, OR 97204, Attention: Corporate Trust Department, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Credit Agreement” means the Fourth Amended and Restated Loan Agreement, dated as of April 29, 2021, by and among Lithia Motors, Inc., certain of its subsidiaries, the lenders party thereto from time to time, U.S Bank National Association, as Administrative Agent, Agent and Co-Lead Arranger, J.P. Morgan Securities LLC and Toyota Motor Credit Corporation, as Co-Syndication Agents and Co-Lead Arrangers, Mercedes-Benz Financial Services USA LLC and Bank of America, N.A., as Co-Syndication Agents, and American Honda Finance Corporation and T.D. Bank, N.A., as Co-Documentation Agents, as amended, modified, renewed, refunded, replaced or Refinanced or otherwise restructured in whole or in part from time to time, whether by the same or any other agent, lender or group of lenders.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Debt Facility” or “Debt Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement), indentures, debt instruments, security documents and other related agreements or commercial paper facilities, in each case with banks, lenders, purchasers, funds, investors, trustees, agents or other representatives of any of the foregoing providing for revolving credit loans, term loans, capital markets financings, bonds, notes, debentures, letters of credit or other borrowings or other extensions of credit, in each case, as amended, extended, renewed, restated, supplemented, Refinanced, replaced or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions, or lenders or holders) from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Initial Note or Additional Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the notes (other than a Regulated Bank or Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value or cash flows of which (or any material portion thereof) are materially affected by the value or performance of the notes or the creditworthiness of the Company or any one or more of the Subsidiary Guarantors (the “Performance References”).

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event (other than any event solely within the control of the issuer thereof), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Issuance” means any primary issuance of Common Stock of the Company, other than issuances to a Subsidiary of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Existing Notes” means the 2025 Notes, the 2027 Notes and the 2031 Notes.

“Fixed Charges” means, with respect to any specified Person and its Subsidiaries for any period, the sum, without duplication, of:

(i)    the consolidated interest expense of such Person and its Subsidiaries for such period, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, amortization of capitalized interest, Securitization Fees and net of the effect of all payments made or received pursuant to Hedging Obligations (but excluding interest expense attributable to Indebtedness incurred under Floor Plan Facilities); plus

(ii)    the consolidated interest of such Person and its Subsidiaries that was capitalized during such period; plus

(iii)    any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries, whether or not such guarantee or Lien is called upon to the extent such expense is reflected as an expense on the balance sheet of such Person in accordance with GAAP; plus

(iv)    the product of (A) all dividends, whether or not in cash, on any series of preferred stock of such Person or any of its Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or the applicable Subsidiary to the Company or a Subsidiary of the Company, times (B) a fraction, the numerator of which is one and the denominator of which is one minus the effective combined federal, state and local tax rate of such Person for such period as specified by the principal financial officer of such Person in good faith, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“Floor Plan Facility” or “Floor Plan Facilities” means one or more agreements with any lending institution affiliated with a Manufacturer or any bank or lender (whether trade or non-trade) under which the Company or its Subsidiaries incur Indebtedness, substantially all of the net proceeds of which are used to, or are based on the cost to, purchase, produce, transport, recondition, refurbish, finance or refinance vehicles (including, without limitation, new, used and/or service loaner vehicles) and/or vehicle parts, supplies or other inventory to be sold, leased or otherwise used by the Company and its Subsidiaries.

“GAAP” means generally accepted accounting principles in the United States set forth from time to time in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.

“Government Securities” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under: (i) interest rate swap agreements, interest rate cap agreements, commodity price protection agreements, currency hedging agreements and interest rate collar agreements; and (ii) other agreements or arrangements of a similar character designed to protect such Person against fluctuations in interest rates.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(i)    in respect of borrowed money;

(ii)    evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(iii)    in respect of banker’s acceptances;

(iv)    representing Capital Lease Obligations;

(v)    representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(vi)    representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date will be:

(1)    the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; or

(2)    the principal amount of the Indebtedness.

The amount of any Indebtedness represented by a Hedging Obligation as of any date will be equal to the notional amount of such Hedging Obligation.

Indebtedness shall not include (w) the obligations of any Person (A) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business or (B) under stand-by letters of credit to the extent collateralized by cash or Cash Equivalents, (x) Indebtedness that has been defeased or satisfied and discharged in accordance with the terms of the documents governing such Indebtedness, (y) the obligations of any Person under a lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which are not required to be classified and accounted for as “finance lease obligations” on the balance sheet of such Person in accordance with GAAP, including, without limitation, Accounting Standards Codification 842 and related accounting rules and regulations, as such may be amended or re-codified from time to time, notwithstanding that GAAP and such accounting rules and regulations (including Accounting Standards Codification 842) may require such operating lease obligations to be recognized on the balance sheet of such Person as a lease liability (along with the related right-of-use asset), or (z) in connection with the purchase by the Company or any Subsidiary thereof of any business, (1) customary indemnification obligations or (2) post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment is otherwise contingent; provided, however, that, at the time of closing of such acquisition, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter. The payment of fees and premiums and additional payments with respect to Indebtedness and the realization of any Lien permitted pursuant to Section 4.06 will not be deemed to be an incurrence of Indebtedness for purposes of this Indenture.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Initial Notes” means the $800,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or, if either of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of the control of the Company, the equivalent investment grade credit rating from a Replacement Rating Agency.

“Issue Date” means May 27, 2021.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References or (ii) the value of which generally decreases, or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Manufacturer” means a vehicle manufacturer which is party to a dealership agreement, national framework franchise agreement or similar agreement with the Company or any Subsidiary of the Company.

“Moody’s” means Moody’s Investors Service Inc., a subsidiary of Moody’s Corporation, and its successors.

“Mortgage Loans” mean (i) Indebtedness of the Company or any Subsidiary thereof secured solely by Liens on real property used by the Company or such Subsidiary for the operation of a vehicle dealership, collision repair business or business ancillary thereto or a reasonable extension thereof, together with related real property rights, improvements, fixtures (other than trade fixtures), insurance payments, leases and rents related thereto and proceeds thereof and (ii) revolving real estate acquisition and construction lines of credit and related mortgage refinancing facilities of the Company or any Subsidiary thereof, in each case, as amended, extended, renewed, restated, supplemented, Refinanced, replaced, or otherwise modified from time to time.

“Net Short” means, with respect to a Holder or beneficial owner of notes, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 International Swaps and Derivatives Association, Inc. Credit Derivatives Definitions, as supplemented by the 2019 Narrowly Tailored Credit Event Supplement) to have occurred with respect to the Company or any Subsidiary Guarantor immediately prior to such date of determination.

“Non-Guarantor Subsidiary” means any Subsidiary of the Company that is not a Subsidiary Guarantor.

“Notes” means the Initial Notes and more particularly means any Note authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Notes” shall also include any Additional Notes that may be issued under a supplemental indenture and Notes to be issued or authenticated upon transfer, replacement or exchange of Notes.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the Offering Memorandum dated May 19, 2021, related to the Initial Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed by two officers of the Company, one of whom is the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer, that meets the requirements of Section 12.04 hereof.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee that meets the requirements of Section 12.04 hereof. The counsel may be an employee of or counsel to the Company or the Trustee.

“Permitted Holders” means: (i) Sidney D. DeBoer and Bryan DeBoer, and each of their respective estates, guardians, conservators, administrators, committees or personal representatives; (ii) immediate family members and lineal descendants of each of Sidney D. DeBoer and Bryan DeBoer, and their respective estates, guardians, conservators, administrators, committees or personal representatives; and (iii) trusts or other entities created for the benefit of any of the persons listed in (i) or (ii) above or for the benefit of a trust covered by this clause (iii).

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Principal Property” means any building, structure or other facility located within the United States (other than its territories and possessions) and owned by the Company or any Subsidiary thereof, the book value of which is not less than 0.5% of the Company’s Consolidated Net Tangible Assets. For purposes of this definition, book value will be measured at the time the relevant Lien is being created. The term “Principal Property” does not include any building, structure or other facility that the Board of Directors of the Company declares by resolution not to be of material importance to the total business conducted by the Company and its Subsidiaries taken as a whole.

“Qualified Securitization Financing” means any Securitization Facility that meets the following conditions: (i) the Board of Directors shall have determined in good faith that such Securitization Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and its Subsidiaries, (ii) all sales of Securitization Assets and related assets by the Company or any Subsidiary thereof to the Securitization Subsidiary or any other Person are made for fair consideration (as determined in good faith by the Company) and (iii) the financing terms, covenants, termination events and other provisions thereof shall be fair and reasonable terms (as determined in good faith by the Company) and may include Standard Securitization Undertakings. The grant of a security interest in any accounts receivable of the Company or any of its Subsidiaries (other than a Securitization Subsidiary) to secure any Debt Facility shall not be deemed a Qualified Securitization Financing.

“Rating Agency” means (1) each of Moody’s and S&P and (2) if either of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of the control of the Company, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company as a replacement agency for Moody’s or S&P, or both, as the ease may be (each, a “Replacement Rating Agency”).

“Rating Date” means the date that is 60 days prior to the earlier of (i) a Change of Control or (ii) public notice of the occurrence of a Change of Control or of the intention by the Company to effect a Change of Control.

“Ratings Event” means the occurrence of the events described in (a) or (b) of this definition on, or within 60 days after the earlier of, (i) the occurrence of a Change of Control or (ii) public notice of the occurrence of a Change of Control or the intention by the Company to effect a Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies): (a) if the notes are rated by one or both Rating Agencies on the Rating Date as Investment Grade, the rating of the notes shall be reduced so that the notes are rated below Investment Grade by both Rating Agencies or (b) if the notes are rated below Investment Grade by both Rating Agencies on the Rating Date, the rating of the notes shall remain rated below Investment Grade by both Rating Agencies.

“Receivables Assets” means (a) any accounts receivable owed to the Company or a Subsidiary thereof subject to a Receivables Facility and the proceeds thereof and (b) all collateral securing such accounts receivable, all contracts and contract rights, guarantees or other obligations in respect of such accounts receivable, all records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in connection with a non-recourse accounts receivable factoring arrangement.

“Receivables Facility” means an arrangement between the Company or a Subsidiary thereof and any third party pursuant to which (a) the Company or such Subsidiary, as applicable, sells (directly or indirectly) to such third party Receivables Assets and (b) the obligations of the Company or such Subsidiary, as applicable, thereunder are non-recourse (except for Securitization Repurchase Obligations) to the Company and such Subsidiary and (c) the financing terms, covenants, termination events and other provisions thereof shall be on market terms (as determined in good faith by the Company) and may include Standard Securitization Undertakings in respect of such arrangements.

“Record Date” for the interest payable on any applicable interest payment date means the May 15 or November 15 (whether or not a Business Day) next preceding such interest payment date.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Regulated Bank” means a commercial bank that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.

“Regulation S-X” means Regulation S-X promulgated under the Securities Act.

“Replacement Rating Agency” has the meaning assigned thereto in the definition of “Rating Agency.”

“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“S&P” means Standard & Poor’s Rating Services, a division of S&P Global Inc., and its successors.

“Screened Affiliate” means any Affiliate of a Holder (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Company or its Subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes, and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holders in connection with its investment in the Notes.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securitization Asset” means (a) any accounts receivable, mortgage receivables, loan receivables, equipment, royalty, franchise fee, license fee, patent or other revenue streams and other rights to payment or related assets and the proceeds thereof and any securities backed by such assets and (b) all collateral securing such receivable or asset, all contracts and contract rights, guarantees or other obligations in respect of such receivable or asset, lockbox accounts and records with respect to such account or asset and any other assets customarily transferred (or in respect of which security interests are customarily granted) together with accounts or assets in connection with a securitization, factoring or receivable sale transaction.

“Securitization Facility” means any of one or more securitization, financing, factoring or sales transactions, as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, pursuant to which the Company or any of the Subsidiaries sells, transfers, pledges or otherwise conveys any Securitization Assets (whether now existing or arising in the future) to a Securitization Subsidiary.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any Securitization Asset or Receivables Asset or participation interest therein issued or sold in connection with, and other fees and expenses (including reasonable fees and expenses of legal counsel) paid in connection with, any Qualified Securitization Financing or Receivables Facility.

“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets or Receivables Assets in a Qualified Securitization Financing or a Receivables Facility to repurchase or otherwise make payments with respect to Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Securitization Subsidiary” means any Subsidiary of the Company that solely engages in one or more Qualified Securitization Financings or Receivables Facilities and other activities reasonably related thereto or another Person formed for this purpose.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, or the payment or delivery obligations under which generally increase, with positive changes to the Performance References or (ii) the value of which generally increases, or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary” means any Subsidiary of the Company that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act.

“Standard Securitization Undertakings” means representations, warranties, covenants, guarantees and indemnities entered into by the Company or any Subsidiary of the Company which the Company has determined in good faith to be economically fair and reasonable to the Company and its Subsidiaries and otherwise consistent with an arms-length transaction with non-affiliates, including, without limitation, those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking or, in the case of a Receivables Facility, a non-credit related recourse accounts receivable factoring arrangement.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Obligations” means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter incurred) that is subordinated or junior in right of payment to the Notes pursuant to its terms.

“Subsidiary” means, with respect to any specified Person: (i) any corporation, limited liability company, association or other business entity whether now existing or hereafter formed or acquired of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (ii) any partnership whether now existing or hereafter formed or acquired (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof). For purposes of this Indenture, the use of the term Subsidiary shall mean a Subsidiary of the Company unless the context otherwise requires.

“Subsidiary Guarantee” means the guarantee of the Notes by each Subsidiary Guarantor under this Indenture.

“Subsidiary Guarantor” means each of the Company’s Subsidiaries that guarantees the Notes pursuant to the provisions of this Indenture.

“Treasury Rate” means the yield to maturity at a time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the Redemption Date (or in the case of defeasance or satisfaction and discharge, the deposit date, as applicable) (or, if such Statistical Release is no longer published, any publicly available source similar market data)) most nearly equal to the period from the Redemption Date (or in the case of defeasance or satisfaction and discharge, the deposit date, as applicable) to June 1, 2024; provided, however, that if the period from the Redemption Date (or in the case of defeasance or satisfaction and discharge, the deposit date, as applicable) to June 1, 2024 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

Section 1.02     Other Definitions.

Term	Defined in Section
“Accounting Change”	1.05
“Applicable Procedures”	1.1(a) of Appendix A
“Applicable Premium Deficit”	8.04
“Authentication Order”	2.02
“Change of Control Offer”	4.08
“Change of Control Payment”	4.08
“Change of Control Payment Date”	4.08
“Clearstream”	1.1(a) of Appendix A
“Covenant Defeasance”	8.03
“Definitive Notes Legend”	2.2(e) of Appendix A
“Directing Holder”	6.01
“Distribution Compliance Period”	1.1(a) of Appendix A

“DTC”	2.03
“Event of Default”	6.01
“Expiration Date”	1.04(j)
“Global Note”	2.1(b) of Appendix A
“Global Notes Legend”	2.2(e) of Appendix A
“Increased Amount”	4.06
“Legal Defeasance”	8.02
“Note Register”	2.03
“Noteholder Direction”	6.01
“Option of Holder to Elect Purchase”	4.08
“Paying Agent”	2.03
“Payment Default”	6.01
“Position Representation”	6.01
“QIB”	1.1(a) of Appendix A
“Redemption Date”	3.07
“Registrar”	2.03
“Regulation S”	1.1(a) of Appendix A
“Regulation S Global Note”	2.1(b) of Appendix A
“Regulation S Notes”	2.1(a) of Appendix A
“Restricted Notes Legend”	2.2(e) of Appendix A
“Rule 144”	1.1(a) of Appendix A
“Rule 144A”	1.1(a) of Appendix A
“Rule 144A Global Note”	2.1(b) of Appendix A
“Rule 144A Notes”	2.1(a) of Appendix A
“Sale and Leaseback Transaction”	4.07(a)
“Successor Company”	5.01
“Unrestricted Global Note”	1.1(a) of Appendix A
“Verification Covenant”	6.01

Section 1.03     Rules of Construction.

Unless the context otherwise requires:

(1)    a term defined in Section 1.01 or 1.02 hereof has the meaning assigned to it therein;

(2)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)    “or” is not exclusive;

(4)    words in the singular include the plural, and words in the plural include the singular;

(5)    provisions apply to successive events and transactions;

(6)    unless the context otherwise requires, any reference to an “Appendix,” “Article,” “Section,” “clause,” “Schedule” or “Exhibit” refers to an Appendix, Article, Section, clause, Schedule or Exhibit, as the case may be, of this Indenture;

(7)    the words “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(8)    “including” means including without limitation;

(9)    references to sections of, or rules under, the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(10)    unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements or instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture;

(11)    in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions, the Company may classify such transaction as it, in its sole discretion, determines;

(12)    the phrase “in writing” as used herein shall be deemed to include .pdf attachments and other electronic means of transmission, unless otherwise indicated; and

(13)    unless the context requires otherwise, any reference to delivery by “mail” shall be deemed to include delivery by electronic mail, facsimile or other means of electronic delivery.

Section 1.04     Acts of Holders.

(a)    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company and the Subsidiary Guarantors. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01 hereof) conclusive in favor of the Trustee, the Company and the Subsidiary Guarantors, if made in the manner provided in this Section 1.04 hereof.

(b)    The fact and date of the execution by any Person of any such instrument or writing may be proved (1) by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or (2) in any other manner deemed reasonably sufficient by the Trustee. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)    The ownership of Notes shall be proved by the Note Register.

(d)    Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee, the Company or the Subsidiary Guarantors in reliance thereon, whether or not notation of such action is made upon such Note.

(e)    The Company may set a record date for purposes of determining the identity of Holders entitled to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, or to vote on or consent to any action authorized or permitted to be taken by Holders; provided that the Company may also choose not to set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in clause (f) below. Unless otherwise specified, if not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or vote or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation or vote. If any record date is set pursuant to this clause (e), the Holders on such record date, and only such Holders, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action (including revocation of any action), whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes, or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder in the manner set forth in Section 12.01 hereof.

(f)    The Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in the giving or making of (1) any notice of default under Section 6.01 hereof, (2) any declaration of acceleration referred to in Section 6.02 hereof, (3) any direction referred to in Section 6.05 hereof or (4) any request to pursue a remedy as permitted in Section 6.06 hereof. If any record date is set pursuant to this paragraph, the Holders on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company and to each Holder in the manner set forth in Section 12.01 hereof.

(g)    Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(h)    Without limiting the generality of the foregoing, a Holder, including a Depositary that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depositary’s standing instructions and customary practices.

(i)    The Company may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by a Depositary entitled under the procedures of such Depositary, if any, to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders; provided that if such a record date is fixed, only the beneficial owners of interests in such Global Note on such record date or their duly appointed proxy or proxies shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such beneficial owners remain beneficial owners of interests in such Global Note after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date.

(j)    With respect to any record date set pursuant to this Section 1.04, the party hereto that sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 12.01 hereof, on or prior to both the existing and the new Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.04, the party hereto which set such record date shall be deemed to have initially designated the 90th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this clause (j).

Section 1.05     Accounting Change.

If at any time any change in GAAP (including any change required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board or its successors) would affect the computation of any financial ratio or requirement set forth in this Indenture (an “Accounting Change”), then the Company may elect by written notice to the Trustee to treat such term or measure as if such Accounting Change had not occurred to preserve the original intent thereof in light of such change in GAAP.

ARTICLE 2

THE NOTES

Section 2.01     Form and Dating; Terms.

(a)    Provisions relating to the Initial Notes, Additional Notes and any other Notes issued under this Indenture are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rules or agreements with national securities exchanges to which the Company or any Subsidiary Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b)    The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Company pursuant to a Change of Control Offer as provided in Section 4.08 hereof, and otherwise as not prohibited by this Indenture. The Notes shall not be redeemable, other than as provided in Article 3.

Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Company without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise (other than issue date, issue price and, if applicable, the first interest payment date and the first date from which interest will accrue) as the Initial Notes; provided that if any Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes will be issued as a separate series under this Indenture and will have a separate CUSIP number and ISIN from the Initial Notes. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.

Section 2.02    Execution and Authentication.

(a)    At least one Officer shall execute the Notes on behalf of the Company by manual, facsimile or electronic signature in accordance with Section 12.14. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

(b)    A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A attached hereto by the manual signature of an authorized signatory of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

(c)    On the Issue Date, the Trustee shall, upon receipt of a written order of the Company signed by an Officer (an “Authentication Order”), authenticate and deliver the Initial Notes. In addition, at any time and from time to time, the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver any Additional Notes in an aggregate principal amount specified in such Authentication Order for such Additional Notes issued hereunder.

(d)    The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Company or an Affiliate of the Company.

(e)    The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by one Officer of the Company (a) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $800,000,000, (b) subject to the terms of this Indenture, Additional Notes, and (c) any Unrestricted Global Notes issued in exchange for any of the foregoing in accordance with this Indenture. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes, Additional Notes or other Unrestricted Global Notes.

Section 2.03    Registrar and Paying Agent.

(a)    The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and at least one office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(b)    The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as Paying Agent and Registrar for the Notes and to act as Custodian with respect to the Global Notes.

Section 2.04    Paying Agent to Hold Money in Trust.

The Company shall, no later than 11:00 a.m. (New York City time) on each due date for the payment of principal, premium, if any, and interest on any of the Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the Holders entitled to the same, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal, premium, if any, and interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, a Paying Agent shall have no further liability for the money. If the Company or a Subsidiary thereof acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05    Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least two Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.06    Transfer and Exchange.

(a)    The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A.

(b)    To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(c)    No service charge shall be imposed in connection with any registration of transfer or exchange (other than pursuant to Section 2.07 hereof), but the Holders shall be required to pay a sum sufficient to cover any transfer tax or other governmental taxes and fees payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.08 and 9.04).

(d)    All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(e)    Neither the Company nor the Registrar shall be required (1) to issue, to register the transfer of or to exchange any Note during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (2) to register the transfer of or to exchange any Note so selected for redemption, or tendered for repurchase (and not withdrawn) in connection with a Change of Control Offer, in whole or in part, except the unredeemed or unpurchased portion of any Note being redeemed or repurchased in part or (3) to register the transfer of or to exchange any Note between a Record Date and the next succeeding interest payment date.

(f)    Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company shall deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and (subject to the Record Date provisions of the Notes) interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(g)    Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 4.02 hereof, the Company shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(h)    At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Appendix A.

(i)    All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by mail or by facsimile or electronic transmission.

Section 2.07    Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken and the Trustee receives evidence to its satisfaction of the ownership and loss, destruction or theft of such Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are otherwise met. If required by the Trustee or the Company, an indemnity bond must be provided by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company or the Trustee may charge the Holder for the expenses of the Company and the Trustee in replacing a Note. Every replacement Note is a contractual obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder. Notwithstanding the foregoing provisions of this Section 2.07, in case any mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Section 2.08    Outstanding Notes.

(a)    The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; provided that Notes held by the Company or a Subsidiary of the Company will not be deemed to be outstanding for purposes of Section 3.07(b) hereof.

(b)    If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser, as such term is defined in Section 8-303 of the Uniform Commercial Code in effect in the State of New York.

(c)    If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue from and after the date of such payment.

(d)    If a Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on the maturity date, any Redemption Date or any date of purchase pursuant to an offer to purchase, money sufficient to pay Notes payable or to be redeemed or purchased on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09    Treasury Notes.

In determining whether the Holders of the requisite principal amount of Notes have concurred in any direction, waiver or consent, Notes Beneficially Owned by the Company shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Company or any obligor upon the Notes or any Affiliate of the Company or of such other obligor.

Section 2.10    Temporary Notes.

Until definitive Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.11    Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall, upon the written request of the Company, be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12    Defaulted Interest.

(a)    If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Trustee shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Trustee shall promptly notify the Company of such special record date. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or deliver by electronic transmission in accordance with the Applicable Procedures of the Depositary, or cause to be mailed or delivered by electronic transmission in accordance with the Applicable Procedures of the Depositary to each Holder a notice that states the special record date, the related payment date and the amount of such interest to be paid.

(b)    Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue interest, which were carried by such other Note.

Section	2.13 CUSIP and ISIN Numbers

The Company in issuing the Notes may use CUSIP or ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP or ISIN numbers in notices of redemption or exchange or in offers to purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or in offers to purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange or offer to purchase shall not be affected by any defect in or omission of such numbers. The Company shall as promptly as practicable notify the Trustee in writing of any change in the CUSIP or ISIN numbers.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01    Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 10 days but not more than 60 days before a Redemption Date, an Officers’ Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02    Selection of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed in connection with any redemption, the Trustee shall select the Notes (or portions thereof) to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee deems fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 10 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in principal amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that (i) if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed and (ii) if only a portion of the Notes of a Holder is to be redeemed, the unredeemed portion of the Notes of such Holder must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

Section 3.03    Notice of Redemption.

At least 10 days but not more than 60 days before a Redemption Date (except that a notice of redemption may be electronically sent or mailed more than 60 days prior to the Redemption Date if the notice is issued in connection with a conditional redemption, Article 8 or Article 11 hereof), the Company shall deliver a notice of redemption to each Holder whose Notes are to be redeemed at such Holder’s registered address.

The notice shall identify the Notes to be redeemed, including applicable CUSIP numbers, and shall state:

(a)    the Redemption Date;

(b)    the redemption price (or manner of calculation if not then known);

(c)    whether such redemption is revocable;

(d)    if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(e)    the name and address of the Paying Agent;

(f)    that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(g)    that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(h)    the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(i)    that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

(j)    any condition to such redemption as permitted by Section 3.04 hereof.

At the Company’s written request delivered at least 5 days prior to the date such notice is to be given (unless a shorter period shall be acceptable to the Trustee), the Trustee shall give the notice of redemption as prepared by the Company in the Company’s name and at its expense.

Section 3.04    Effect of Notice of Redemption.

Once a notice of redemption is delivered in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price stated in the notice unless such redemption is conditioned on the happening of a future event and all such conditions have not been satisfied or waived. A notice of a redemption to be effected pursuant to Section 3.07 hereof may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Issuance, other offering or other corporate transaction or event. The Redemption Date of any redemption that is subject to satisfaction of one or more conditions precedent may, in the Company’s discretion, be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and any notice with respect to such redemption may be modified or rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the Redemption Date, or by the Redemption Date so delayed (which may exceed 60 days from the date of the redemption notice in such case). In addition, such notice of redemption may be extended, if such conditions precedent have not been satisfied or waived by the Company, by providing notice to the Holders.

If the optional Redemption Date is on or after an interest Record Date but on or prior to the related interest payment date, then any accrued and unpaid interest, if any, in respect of Notes subject to redemption will be paid on the Redemption Date to the Person in whose name the Note is registered at the close of business, on such Record Date, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Company.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder of Notes upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption, unless such redemption is conditioned on the happening of a future event and all such conditions have not been satisfied or waived. On and after the Redemption Date, interest will cease to accrue on Notes or portions of them called for redemption.

Section 3.05    Deposit of Redemption Price.

Prior to 12:00 p.m. Eastern Time on the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

If the Company complies with the provisions of the preceding paragraph, on and after the Redemption Date, unless such redemption is conditioned on the happening of a future event and all such conditions have not been satisfied or waived, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest Record Date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Redemption Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06    Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company’s written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07    Optional Redemption.

(a)    On and after June 1, 2024, the Company shall have the option to redeem all or a portion of the Notes, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, on the Notes redeemed, to, but excluding, the date of redemption (the “Redemption Date”) (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on June 1 of the years indicated below:

Year	Percentage
2024	101.938%
2025	100.969%
2026 and thereafter	100.000%

(b)    Notwithstanding the provisions of clause (a) of this Section 3.07, at any time prior to June 1, 2024, the Company may, at its option, on any one or more occasions redeem Notes (which includes Additional Notes, if any) in an aggregate principal amount not to exceed 40% of the aggregate principal amount of Notes (which includes Additional Notes, if any) issued under this Indenture at a redemption price of 103.875% of the principal amount, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant interest payment date) with funds in an aggregate amount up to the net cash proceeds from one or more Equity Issuances; provided that:

(1)    at least 50% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) issued under this Indenture remains outstanding immediately after such redemption (excluding any Notes held by the Company or any of its Subsidiaries or Affiliates), unless all such Notes are otherwise redeemed substantially concurrently in accordance with this Indenture; and

(2)    the redemption occurs within 120 days of the date of the closing of such Equity Issuance.

(c)    At any time prior to June 1, 2024, all or part of the Notes may also be redeemed at the option of the Company, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant interest payment date).

(d)    Notwithstanding the foregoing, in connection with any tender offer for the Notes (including, without limitation, any Change of Control Offer), if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Company, or any third party making such tender offer in lieu of the Company, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice (provided that such notice is not given more than 30 days following such purchase date) to redeem all Notes that remain outstanding following such purchase at a price equal to the price offered to each other Holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the applicable Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant interest payment date).

(e)    Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08    Mandatory Redemption.

The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE 4

COVENANTS

Section 4.01    Payment of Notes.

The Company shall pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, other than the Company or a Subsidiary thereof or an Affiliate of any thereof, holds as of 12:00 p.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

If any interest payment date or maturity date falls on a day that is not a Business Day, the required payment of principal or interest will be made on the next Business Day as if made on the date that payment was due, and no interest will accrue on that payment for the period from and after the interest payment date or maturity date, as the case may be, to the date of the payment on the next Business Day.

Interest on the Notes shall be computed on the basis of a 360 day year comprised of twelve 30-day months.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02    Maintenance of Office or Agency.

The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03    Reports.

(a)    Whether or not required by the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes, within 15 days after the date by which the Company would have been required by the SEC’s rules and regulations to file such documents:

(i)    all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(ii)    all current reports that would be required to be filed with the SEC on Form 8-K, or any successor or comparable form, if the Company were required to file such reports,

in each case in a manner that complies in all material respects with the requirements specified in such form.

Notwithstanding the foregoing, the Company will not be obligated to file such reports with the SEC if the SEC does not permit such filing, so long as the Company provides such information to the Trustee and the Holders and makes available such information to prospective purchasers of the Notes, in each case at the Company’s expense and by the applicable date the Company would be required to furnish such information pursuant to the preceding paragraph. The Company will be deemed to have furnished the reports referred to in clauses (i) and (ii) above and the preceding sentence if the Company has filed such reports with the SEC (and such reports are publicly available).

(b)    To the extent not satisfied by Section 4.03(a) hereof, for so long as any Notes are outstanding, the Company will furnish to Holders and to securities analysts and prospective purchasers of the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The requirements set forth in this Section 4.03(b) and Section 4.03(a) hereof may be satisfied by delivering such information to the Trustee and posting copies of such information on a website (which may be nonpublic and may be maintained by the Company or a third party) to which access will be given to Holders, prospective purchasers of the Notes (which prospective purchasers will be limited to “qualified institutional buyers” within the meaning of Rule 144A of the Securities Act) or non-U.S. persons (as defined in Regulation S under the Securities Act), securities analysts and market making institutions that certify their status as such to the reasonable satisfaction of the Company.

In addition, no later than five Business Days after the date the annual and quarterly financial information for the prior fiscal period have been filed or furnished pursuant to clauses (i) or (ii) above, the Company shall also hold live quarterly conference calls with the opportunity to ask questions of management; provided that the Company’s regularly scheduled conference calls with investors may satisfy this obligation. No fewer than five Business Days prior to the date such conference call is to be held, the Company shall issue a press release to the appropriate U.S. wire services announcing such quarterly conference call for the benefit of the Trustee, the Holders, beneficial owners of the Notes, prospective purchasers of the Notes, securities analysts and market making financial institutions, which press release shall contain the time and the date of such conference call and direct the recipients thereof to contact an individual at the Company (for whom contact information shall be provided in such notice) to obtain information on how to access such quarterly conference call.

(c)    Notwithstanding anything herein to the contrary, the Company shall not be deemed to have failed to comply with any of its obligations hereunder for purposes of Section 6.01(d) hereof until 120 days after the date any report hereunder is due, and failure to comply with this covenant shall be automatically cured when the Company provides all required reports to the Holders (including, without limitation, to the Trustee for delivery to the Holders) or files all required reports with the SEC.

(d)    Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate or certificates). The Trustee shall have no duty to determine whether the posting of such reports, information and documents has occurred or to review or analyze reports delivered to it.

Section 4.04    Compliance Certificate.

(a)    The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year commencing December 31, 2021, an Officers’ Certificate stating that to his or her knowledge the Company complied with all conditions and covenants contained in this Indenture or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge.

(b)    The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, within 30 Business Days of any Officer becoming aware of any Default or Event of Default that has not been cured, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05    Payment of Taxes and Other Claims.

The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment would not reasonably be expected to have a material adverse effect on the ability of the Company or any Subsidiary Guarantor to perform its obligations under the Notes.

Section 4.06    Limitation on Liens.

(a)    The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur or assume any Lien on (x) any Principal Property or (y) the Capital Stock of any Subsidiary of the Company, in each case to secure Indebtedness of the Company, any Subsidiary of the Company or any other Person, unless prior to or at the same time, the Notes (together with, at the option of the Company, any other Indebtedness of the Company or any Subsidiary thereof ranking equally in right of payment with the Notes) are equally and ratably secured with or, at the option of the Company, prior to, such Indebtedness. Any Lien created for the benefit of the Holders of the Notes pursuant to this Section 4.06(a) shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon (i) the release and discharge of such Lien that gave rise to the obligation to secure the Notes under this Section 4.06(a), (ii) any sale, exchange or transfer to any Person other than the Company or any of its Subsidiaries of the property or assets secured by such Lien, or all or a majority of the Capital Stock held by the Company or any Subsidiary thereof in, or all or substantially all assets of, any Subsidiary creating such Lien in each case in accordance with Section 10.04, (3) payment in full of the principal of, premium, if any, and interest on the notes or (4) a defeasance or discharge of the notes in accordance with Article 8 or Article 11.

(b)    The restrictions set forth in Section 4.06(a) shall not apply, with respect to any Person, to any of the following:

(i)    Liens securing term and/or revolving credit Indebtedness and letters of credit under Debt Facilities (excluding, for the avoidance of doubt, Indebtedness incurred under clause (2) or (8) below) in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) not to exceed the greater of:

(1)    $1,250 million;

(2)    15% of Consolidated Total Assets of the Company as of the date of such incurrence; and

(3)    the maximum amount of Indebtedness such that the Consolidated Secured Debt Ratio (at the time of incurrence of such Indebtedness after giving pro forma effect thereto) would not be greater than 1.50 to 1.00;

(ii)    any Lien securing Indebtedness under Floor Plan Facilities;

(iii)    Liens in favor of the Company or any of its Subsidiaries;

(iv)    Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary of the Company; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Subsidiary; provided, further, however, that any such Lien may not extend to any other property owned by the Company or any Subsidiary thereof;

(v)    Liens on property at the time the Company or a Subsidiary thereof acquired the property, including any acquisition by means of a merger, consolidation or amalgamation with or into the Company or any Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided, further, however, that such Liens may not extend to any other property owned by the Company or any Subsidiary thereof;

(vi)    Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(vii)    Liens to secure Indebtedness (including, without limitation, Capital Lease Obligations, mortgage financings or purchase money obligations) incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of acquisition, purchase, lease, construction, design, installation, repair, replacement or improvement of property, plant or equipment or other fixed or capital assets used or useful in the business of the Company or such Subsidiary (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets); provided that any such Liens extend only to the assets and/or Capital Stock financed or refinanced thereby and any income or profits thereof; provided further that individual financings provided by a lender may be cross collateralized to other financings provided by such lender or its Affiliates

(viii)    Liens to secure Indebtedness under Mortgage Loans in an amount not to exceed the greater of $1,000 million and 12.0% of Consolidated Total Assets of the Company at any time outstanding;

(ix)    Liens existing on the Issue Date;

(x)    Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(xi)    zoning restrictions, easements, rights-of-way, restrictions on the use of real property, other similar encumbrances or real property and minor irregularities of title to real property that do not (a) secure Indebtedness or (b) individually or in the aggregate materially impair the value of the real property affected thereby or the occupation, use and enjoyment of the Company and the Subsidiaries at such real property;

(xii)    Liens created by or resulting from any litigation or other proceedings or resulting from operation of law with respect to any judgments, awards or orders to the extent that such litigation, other proceedings, judgments, awards or orders do not cause or constitute an Event of Default;

(xiii)    bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by the Company or any Subsidiary thereof in accordance with the provisions of this Indenture in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(xiv)    Liens securing Hedging Obligations incurred by the Company or any of its Subsidiaries in the ordinary course of business and not for speculative purposes;

(xv)    Liens securing Indebtedness of a Subsidiary of the Company owed to and held by the Company or a Subsidiary thereof;

(xvi)    Liens in the form of licenses, leases or subleases on any asset incurred by the Company or any Subsidiary thereof, which licenses, leases or subleases do not interfere, individually or in the aggregate, in any material respect with the business of the Company or such Subsidiary and is incurred in the ordinary course of business;

(xvii)    Liens imposed by law, including carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

(xviii)    Liens under the Company’s joint collateral accounts, concentration accounts, deposit accounts or other funds maintained with a depositary institution or bank; provided that such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations issued by the Federal Reserve Board;

(xix)    Liens on assets of Non-Guarantor Subsidiaries to secure Indebtedness of Non-Guarantor Subsidiaries; provided, however, that such Liens do not extend to the property or assets of the Company or any Subsidiary Guarantor;

(xx)    Liens to secure Indebtedness incurred by the Company or any of its Subsidiaries to finance consumer loans, installment contracts and leases entered into, originated, purchased or otherwise acquired or held by the Company or its Subsidiaries, as lender, lessor or assignee, as applicable; provided that the aggregate principal amount of such Indebtedness shall not exceed 70.0% of the aggregate principal amount of such consumer loans and leases at any one time outstanding; and

(xxi)    Liens arising in connection with a Qualified Securitization Financing or a Receivables Facility.

(c)     Notwithstanding the restrictions contained in subsections (a) and (b) of this Section 4.06, the Company and its Subsidiaries shall be permitted to incur Indebtedness secured by a Lien which would otherwise be subject to the restrictions contained in subsections (a) and (b) of this Section 4.06 without equally and ratably securing the Notes, if any; provided that, after giving effect to such Indebtedness, the aggregate amount of all Indebtedness secured by Liens (not including Liens permitted under clauses (i) through (xxi) of Section 4.06(b)), together with all Attributable Debt outstanding pursuant to Section 4.07(b), does not exceed 15% of the Consolidated Net Tangible Assets of the Company calculated as of the date of the creation or incurrence of the Lien. The Company and its Subsidiaries also may, without equally and ratably securing the Notes, create or incur Liens that extend, renew, substitute, refinance or replace (including successive extensions, renewals, substitutions, refinancings or replacements), in whole or in part, any Lien permitted pursuant to the preceding sentence.

(d)     For purposes of determining compliance with Section 4.06, (x) a Lien need not be incurred solely by reference to one category of Lien permitted under subsections (b) and (c) of this Section 4.06 but may be incurred under any combination of such categories (including in part under one such category and in part under any one or more of such other such categories) and (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories, the Company, in its sole discretion, may divide and/or classify, or at any later time redivide and/or reclassify, such Lien (or any portion thereof) in any manner that complies with Section 4.06.

(e)    With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, accretion of original issue discount or liquidation preference, any fees, underwriting discounts, accrued and unpaid interest, premiums and other costs and expenses incurred in connection therewith and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.

Section 4.07    Limitation on Sale and Leaseback Transactions.

(a)    The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into any arrangement with any other Person pursuant to which the Company or any of its Subsidiaries leases any Principal Property that has been or is to be sold or transferred by the Company or any Subsidiary thereof to such other Person with the intention of taking back a lease (a “Sale and Leaseback Transaction”), whether now owned or hereafter acquired, unless:

(1)    for any Sale and Leaseback Transaction with respect to a Principal Property, a binding commitment with respect thereto is entered into within one year after the later of (x) the Issue Date or (y) the date such Principal Property was acquired;

(2)    the Sale and Leaseback Transaction is solely with the Company or any of its Subsidiaries;

(3)    the lease is for a period not in excess of 36 months, including renewals;

(4)    the Company would (at the time of entering into such arrangement) be entitled to incur Indebtedness secured by a Lien on such Principal Property in an amount at least equal to the Attributable Debt with respect to such Sale and Leaseback Transaction, without equally and ratably securing the Notes then outstanding under this Indenture, pursuant to Section 4.06 of this Indenture; or

(5)    for leases where the proceeds from the sale of the subject Principal Property are at least equal to the fair market value (as determined in good faith by the Company) of such Principal Property, the Company applies an amount equal to the net proceeds from the sale of such Principal Property to the purchase of other property or assets used or useful in its business or to the retirement of long-term Indebtedness within 365 days of the effective date of any such Sale and Leaseback Transaction; provided that, in lieu of applying such amount to the retirement of long-term Indebtedness, the Company may deliver Notes to the Trustee for cancellation.

(b) Notwithstanding the restrictions set forth in subsection (a) of this Section 4.07, the Company and its Subsidiaries may enter into any Sale and Leaseback Transaction which would otherwise be subject to such restrictions, if after giving effect thereto the aggregate amount of all Attributable Debt with respect to such transactions (not including the Sale and Leaseback Transactions permitted under sub-clauses (1) through (5) of clause (a) above), together with all Indebtedness outstanding pursuant to Section 4.06(c), does not exceed 15% of the Consolidated Net Tangible Assets of the Company calculated as of the closing date of the Sale and Leaseback Transaction.

Section 4.08    Offer to Repurchase Upon Change of Control Repurchase Event.

(a)    Upon the occurrence of a Change of Control Repurchase Event, the Company shall make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to an integral multiple of $1,000) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to but excluding the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Repurchase Event, the Company shall electronically send or mail a notice to each Holder (with a copy to the Trustee) stating:

(1)    that the Change of Control Offer is being made pursuant to this Section 4.08 and that all Notes tendered will be accepted for payment;

(2)    the purchase price and the purchase date, which shall be no earlier than 10 days and no later than 60 days from the date such notice is sent or mailed (the “Change of Control Payment Date”);

(3)    that any Note not promptly tendered will continue to accrue interest;

(4)    that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(5)    that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)    that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile or other electronic transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7)    that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

The Company shall comply with the requirements of Section 14(e) of and Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes in connection with a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to a Change of Control Offer, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue of such conflict.

(b)    On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered and (3) deliver or cause to be delivered to the

Trustee for cancellation the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company in accordance with this Section 4.08. The Paying Agent shall promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered by such Holder, if any; provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. If the Change of Control Payment Date is on or after an interest Record Date and on or before the related interest payment date, any accrued and unpaid interest to the Change of Control Payment Date will be paid on the Change of Control Payment Date to the Person in whose name a note is registered at the close of business on such Record Date.

(c)    Notwithstanding anything to the contrary in this Section 4.8, the Company shall not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer or (ii) a notice of redemption has been thereafter given pursuant to Article 3 hereof and all Notes properly tendered and not withdrawn are redeemed in accordance with the terms of such notice.

(d)    Notwithstanding anything to the contrary in this Indenture, a Change of Control Offer may be made in advance of a Change of Control Repurchase Event, conditional upon such Change of Control Repurchase Event, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer. The Change of Control Offer may be extended automatically until such Change of Control occurs.

(e)    The provisions under this Section 4.08 relating to the Company’s obligations to make a Change of Control Offer upon a Change of Control Repurchase Event may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes then outstanding.

Section 4.09    Future Subsidiary Guarantors.

The Company shall cause each of its Subsidiaries (other than a Securitization Subsidiary) that becomes a borrower under the Credit Agreement or that guarantees, on the Issue Date or any time thereafter, the Obligations under the Credit Agreement or any other capital markets Indebtedness of the Company or any Subsidiary Guarantor with an outstanding aggregate principal amount in excess of $50.0 million (including Obligations under the Existing Notes) to execute and deliver to the Trustee, within 90 days after the incurrence or guarantee of any such Indebtedness, a supplemental indenture to this Indenture pursuant to which such Subsidiary will irrevocably and unconditionally guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest in respect of the Notes on a senior basis and all other Obligations under this Indenture.

The obligations of each Subsidiary Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any guarantees under the Credit Agreement and the Existing Notes) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the Obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution Obligations under this Indenture, result in the Obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

Notwithstanding the foregoing, the Company may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to become a Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture to this Indenture pursuant to which such Subsidiary shall become a Subsidiary Guarantor, in which case such Subsidiary shall not be required to comply with the 90-day period described above. Any Subsidiary Guarantee provided by any such Subsidiary may be released at any time in the Company’s sole discretion.

Each Subsidiary Guarantee shall be released in accordance with Article 10.

Section 4.10    Covenant Suspension when Notes Rated Investment Grade.

If on any date following the Issue Date:

(a)    the Notes are rated Investment Grade; and

(b)    no Default or Event of Default shall have occurred and be continuing,

then, beginning on that day, the provisions of this Indenture described under Sections 4.09 and 10.04 hereof shall be suspended.

Notwithstanding the foregoing, if the Notes subsequently are no longer rated Investment Grade, the foregoing covenants shall be reinstated as of and from the date of such rating decline.

No Default or Event of Default shall be deemed to have occurred as a result of any actions taken or omitted to be taken by the Company or its Subsidiaries during the period when such covenants are suspended (or following a reinstatement of the covenants as described above in connection with honoring, complying with or otherwise performing or consummating any contractual commitments or obligations entered into during the period when such covenants are suspended).

Promptly following the occurrence of any suspension or reinstatement of the covenants as described above, the Company shall provide an Officers’ Certificate to the Trustee regarding such occurrence. The Trustee shall have no obligation to independently determine or verify if a suspension or reinstatement has occurred or notify the Holders of any suspension or reinstatement. The Trustee may provide a copy of such Officers’ Certificate to any Holder of the Notes upon request.

ARTICLE 5

SUCCESSORS

Section 5.01    Merger, Consolidation, or Sale of Assets.

(a)    The Company shall not consolidate with or merge with or into or wind up into (whether or not the Company is the surviving corporation), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets, in one or more related transactions, to any Person unless:

(i)    the resulting, surviving or transferee Person (the “Successor Company”) is a corporation, limited liability company or partnership organized and existing under the laws of the United States, any state or territory thereof or the District of Columbia;

(ii)    the Successor Company (if other than the Company) expressly assumes all of the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee;

(iii)    immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iv)    each Subsidiary Guarantor (unless it is the other party to the transactions described above, in which case clause (b)(i) of the first paragraph of Section 10.04 hereof shall apply) shall have by supplemental indenture confirmed that its guarantee shall apply to such Successor Company’s obligations under this Indenture and the Notes; and

(v) the Successor Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, winding up or disposition, and such supplemental indenture, if any, comply with this Indenture.

(b)    For purposes of this Section 5.01 and Article 10 of this Indenture, the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company or a Subsidiary Guarantor, as the case may be, which properties and assets, if held by the Company or such Subsidiary Guarantor instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company or such Subsidiary Guarantor on a consolidated basis, will be deemed to be the disposition of all or substantially all of the properties and assets of the Company or such Subsidiary Guarantor, as applicable.

Section 5.02    Successor Company Substituted.

Upon any consolidation, merger, winding up, sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Company or a Subsidiary Guarantor in accordance with this Article 5 or Article 10 of this Indenture, as the case may be, the Company and such Subsidiary Guarantor, as the case may be, will be released from its obligations under this Indenture and the Notes or its Subsidiary Guarantee, as the case may be, and the Successor Company and the successor Subsidiary Guarantor, as the case may be, will succeed to, and be substituted for, and may exercise every right and power of, the Company or a Subsidiary Guarantor, as the case may be, under this Indenture, the Notes and such Subsidiary Guarantee; provided that, in the case of a lease of all or substantially all its assets, the Company will not be released from the obligation to pay the principal of and interest on the Notes, and a Subsidiary Guarantor will not be released from its obligations under its Subsidiary Guarantee.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01    Events of Default.

An “Event of Default” occurs if:

(a)    the Company defaults in the payment when due of interest on the Notes and such default continues for a period of 30 days;

(b)    the Company defaults in the payment when due of principal of, or premium, if any, on, the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

(c)    the Company or any of its Subsidiaries fails to comply with any of the provisions of Section 4.08 or Article 5 hereof for a period of 30 days after receipt of notice to the Company from the Trustee or the Holders of at least 30% in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class;

(d)    the Company or any of its Subsidiaries fails to observe or perform any other covenant or other agreement in this Indenture for a period of 60 days after receipt of notice to the Company from the Trustee or the Holders of at least 30% in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class; provided that the Company shall not be deemed to have failed to comply with any of its obligations under Section 4.03 until 120 days after the date any report thereunder is due, and failure to comply with Section 4.03 shall be automatically cured when the Company provides all required reports to the Holders (including, without limitation, to the Trustee for delivery to the Holders) or files all required reports with the SEC;

(e)    a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed (other than Indebtedness owing to the Company or any of its Subsidiaries or incurred pursuant to any Securitization Facility) by the Company or any of its Subsidiaries (other than any Securitization Subsidiary) (or the payment of which is guaranteed by the Company or any of its Subsidiaries (other than any Securitization Subsidiary)), whether such Indebtedness or guarantee exists as of the Issue Date, or is created after the Issue Date, which default:

(1)    is caused by a failure to pay principal at its Stated Maturity (after giving effect to any applicable grace period provided in such Indebtedness) (a “Payment Default”); or

(2)    results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $75.0 million or more and such Indebtedness has not been discharged or such acceleration has not been rescinded or annulled within 30 days after receipt of notice to the Company from the Trustee or the Holders of at least 30% in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class;

(f)    a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Subsidiaries (other than a Securitization Subsidiary), and such judgment or judgments remain not paid, discharged or stayed for a period of 60 days, provided that the aggregate of all such not paid, discharged or stayed judgments exceeds $75.0 million (exclusive of any portion of any such payment covered by insurance or bonded, treating any deductible, self-insurance or retention as not so covered);

(g)    except as permitted by this Indenture, the Subsidiary Guarantee of any Subsidiary Guarantor that is a Significant Subsidiary, or the Subsidiary Guarantees of any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary, is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary, or any Person acting on behalf of any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary, shall deny or disaffirm its obligations under its or their respective Subsidiary Guarantees other than any Subsidiary Guarantees released in accordance with the provisions of this Indenture;

(h)    the Company or any Subsidiary Guarantor that is a Significant Subsidiary, or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary of the Company:

(1)    commences a voluntary case,

(2)    consents to the entry of an order for relief against it in an involuntary case,

(3)    consents to the appointment of a custodian of it or for all or substantially all of its property,

(4)    makes a general assignment for the benefit of its creditors, or

(5)    generally is not paying its debts as they become due; or

(i)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1)    is for relief against the Company or any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary of the Company in an involuntary case;

(2)    appoints a custodian of the Company or any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary of the Company or for all or substantially all of the property of the Company or any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary of the Company; or

(3)    orders the liquidation of the Company or any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary of the Company;

and the order or decree remains unstayed and in effect for 60 consecutive days.

A Default under clauses (c), (d) or (e) above will not constitute an Event of Default until the Trustee or the Holders of 30% in aggregate principal amount of the outstanding Notes notify the Company of such Default and the Company does not cure such Default within the relevant time period specified after receipt of such notice; provided that a notice of Default must specify the Default, demand that it be remediated and state that such notice is a “Notice of Default” and may not be given with respect to any action taken, and reported publicly or to Holders, more than two years prior to such notice of Default.

Any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default or notice of acceleration or to take any other action (a “Noteholder Direction”) provided by any one or more Holders (each a “Directing Holder”) must be accompanied by a written representation from each such Holder (other than a Regulated Bank) delivered to the Company and the Trustee that such Holder is not (or, in the case such Holder is DTC or its nominee, that such Holder is being instructed solely by beneficial owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a notice of Default shall be deemed a continuing representation until the resulting Event of Default is cured or otherwise ceases to exist or the notes are accelerated. In addition, each Directing Holder is deemed, at the time of providing a Noteholder Direction, to covenant to provide the Company with such other information as the Company may reasonably request from time to time in order to verify the accuracy of such Holder’s Position Representation within five business days of request therefor (a “Verification Covenant”). In any case in which the Holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the notes in lieu of DTC or its nominee and DTC shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee.

If, following the delivery of a Noteholder Direction, but prior to acceleration of the notes, the Company determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officers’ Certificate stating that the Company has initiated litigation with a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to such Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to acceleration of the notes, the Company provides to the Trustee an Officers’ Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such Holder, the percentage of notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred, any acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Event of Default.

Notwithstanding anything in the preceding two paragraphs to the contrary, any Noteholder Direction delivered to the Trustee in connection with a Default under clauses (c), (d) or (e) above during the pendency of an Event of Default under clauses (h) or (i) above as a result of a bankruptcy or similar proceeding shall not require compliance with the two immediately preceding paragraphs. In addition, for the avoidance of doubt, the two immediately preceding paragraphs shall not apply to any Holder that is a Regulated Bank.

Any time period in this Indenture to cure any actual or alleged Default or Event of Default may be extended or stayed by a court of competent jurisdiction.

Section 6.02     Acceleration.

If any Event of Default (other than an Event of Default specified in clause (h) or (i) of Section 6.01 hereof with respect to the Company or any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 30% in aggregate principal amount of the then outstanding Notes, by notice to the Company, may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately.

Notwithstanding the foregoing, if an Event of Default specified in clause (h) or (i) of Section 6.01 hereof occurs with respect to the Company, any Subsidiary Guarantor that is a Significant

Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

Section 6.03     Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, and premium, if any, and interest on, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.04     Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium or interest on, the Notes including in connection with an offer to purchase (other than the non-payment of principal of or interest on the Notes that became due solely because of the acceleration of the Notes) (provided that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

In the event of any Event of Default specified in clause (e) of Section 6.01, such Event of Default and all consequences thereof (including, without limitation, the declaration of acceleration of the notes) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 business days after such Event of Default arose, the Company delivers an Officers’ Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, (y) the holders thereof have rescinded or waived the acceleration, default, notice or action (as the case may be) giving rise to such Event of Default or (z) the default or acceleration that was the basis for such Event of Default has been cured or waived.

Section 6.05     Control by Majority.

The Holders of a majority in principal amount of the Notes then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, with respect to the Notes; provided that

(1)    such direction shall not be in conflict with any rule of law or with this Indenture, and

(2)    the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

The Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability (it being understood that the Trustee has no duty to determine whether any such direction is unduly prejudicial to the rights of any such Holder).

Section 6.06     Limitation on Suits.

A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

(a)    the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

(b)    the Holders of at least 30% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c)    such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d)    the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e)    during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07     Rights of Holders of Notes to Institute Suit to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to institute suit for the enforcement of any payment of principal of, and premium and interest on, the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase) shall not be impaired or affected without the consent of such Holder.

Section 6.08     Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, and premium and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09     Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10     Priorities.

If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.06 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11     Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01     Duties of Trustee.

(a)    If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care in its exercise of such rights and powers, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)    Except during the continuance of an Event of Default:

(1)    the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)    The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)    this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(3)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)    Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)    Subject to this Article 7, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture, the Notes and the Subsidiary Guarantees at the request or direction of any of the Holders unless such Holders have offered to the Trustee security and indemnity reasonably satisfactory to it against any loss, liability or expense.

(f)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02     Rights of Trustee.

(a)    The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine in good faith to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b)    Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both subject to the other provisions of this Indenture. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)    The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)    The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)    Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or a Subsidiary Guarantor shall be sufficient if signed by an Officer of the Company or such Subsidiary Guarantor.

(f)    None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is not assured to it.

(g)    The Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the existence of a Default or Event of Default, the Notes and this Indenture.

(h)    In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j)    The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(k)    The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

Section 7.03     Individual Rights of Trustee.

The Trustee or any Agent in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee or such Agent. However, in the event that the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.10 hereof.

Section 7.04     Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication on the Notes.

Section 7.05     Notice of Defaults.

If a Default occurs and is continuing and is known to the Trustee, the Trustee will mail to each Holder a notice of the Default within 90 days after it occurs. Except in the case of an Event of Default specified in clauses (a) or (b) of Section 6.01 hereof, the Trustee may withhold from the Holders notice of any continuing Default if the Trustee determines in good faith that withholding the notice is in the interest of the Holders.

Section 7.06     Compensation and Indemnity.

(a)    The Company and the Subsidiary Guarantors, jointly and severally, shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel. The Trustee shall provide the Company reasonable notice of any expenditure not in the ordinary course of business.

(b)    The Company and the Subsidiary Guarantors, jointly and severally, shall indemnify the Trustee for, and hold each of the Trustee and any predecessor harmless against, any and all loss, damage, claims, liability or expense (including attorneys’ fees and expenses) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Company or any Subsidiary Guarantor (including this Section 7.06)) or defending itself against any claim, whether asserted by any Holder, the Company or any Subsidiary Guarantor, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.

(c)    The obligations of the Company and the Subsidiary Guarantors under this Section 7.06 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

(d)    To secure the payment obligations of the Company and the Subsidiary Guarantors in this Section 7.06, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

(e)    When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.07     Replacement of Trustee.

(a)    A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07. The Trustee may resign in writing at any time by giving 30 days’ prior notice of such resignation to the Company and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(1)    the Trustee fails to comply with Section 7.09 hereof;

(2)    the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)    a receiver or public officer takes charge of the Trustee or its property; or

(4)    the Trustee becomes incapable of acting.

(b)    If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the successor Trustee to replace it with another successor Trustee appointed by the Company.

(c)    If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(d)    If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)    A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the Trustee hereunder have been paid and such transfer shall be subject to the Lien provided for in Section 7.06 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Company’s obligations under Section 7.06 hereof shall continue for the benefit of the retiring Trustee.

(f)    As used in this Section 7.07, the term “Trustee” shall also include each Agent.

Section 7.08     Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the successor corporation or national banking association without any further act shall be the successor Trustee, subject to Section 7.09 hereof.

Section 7.09     Eligibility; Disqualification.

(a)    There shall at all times be a Trustee hereunder that is a corporation or national banking association organized and doing business under the laws of the United States or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01     Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8. If the Company exercises its option under this Section 8.01 with respect to either Section 8.02 or 8.03 hereof, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guarantee.

Section 8.02     Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a)    the rights of Holders of outstanding Notes to receive solely from the amounts deposited in trust as described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of premium, if any, and interest on such Notes when such payments are due;

(b)     the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for Note payments held in trust;

(c)     the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Subsidiary Guarantors’ obligations in connection therewith; and

(d)    this Article 8.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03     Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08 and 4.09 and Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant enumerated above, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Section 6.01(c) through 6.01(h) and, with respect to the Subsidiary Guarantors, Section 6.01(i) and 6.01(j), hereof shall not constitute Events of Default.

Section 8.04     Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(a)    the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank, or a nationally recognized appraisal or valuation firm, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular Redemption Date; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the Redemption Date; provided further that any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(b)    in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States, reasonably acceptable to the Trustee, confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders and beneficial owners of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)    in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States, reasonably acceptable to the Trustee, confirming that the Holders and beneficial owners of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)    no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from any incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article 8 concurrently with such incurrence and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(e)    such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound (other than a Default resulting from any borrowing of funds to be applied to such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(f)    the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

(g)    the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Notwithstanding the foregoing, an Opinion of Counsel required by clause (b) of the preceding paragraph with respect to Legal Defeasance need not be delivered if all of the notes theretofore delivered to the registrar for cancellation (x) have become due and payable or (y) will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

Section 8.05     Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank, or a nationally recognized appraisal or valuation firm expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06     Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07     Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01     Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, the Company, the Subsidiary Guarantors (except that existing Subsidiary Guarantors need not execute a supplemental indenture entered into for the purposes of Section 9.01(d)) and the Trustee may amend or supplement this Indenture, the Subsidiary Guarantees or the Notes without the consent of any Holder of a Note:

(a)    to cure any ambiguity, defect or inconsistency or to make a modification of a formal, minor or technical nature or to correct a manifest error;

(b)    to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof or Appendix A hereto (including the related definitions) in a manner that does not materially adversely affect any Holder;

(c)    to provide for the assumption of the Company’s or any Subsidiary Guarantor’s obligations to the Holders of the Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets in accordance with the requirements set forth under Article 5 and Section 10.04 hereof;

(d)    to add guarantees with respect to the Notes or to secure the Notes (which supplemental indenture need not be executed by existing Subsidiary Guarantors) or to release any Subsidiary Guarantees in accordance with the provisions of this Indenture;

(e)    to add to the covenants of the Company or any Subsidiary Guarantor for the benefit of the Holders of the Notes or surrender any right or power conferred upon the Company or any Subsidiary Guarantor;

(f)    to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of a Note;

(g)    to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee pursuant to the requirements hereof;

(h)    to conform the text of this Indenture, the Notes or the Subsidiary Guarantees to any provision of the “Description of Notes” section of the Offering Memorandum to the extent that such provision was intended to be a substantially verbatim recitation of this Indenture, the Notes or the Subsidiary Guarantees;

(i)    to provide for the issuance of Additional Notes in accordance with this Indenture;

(j)    to amend the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; provided that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(k)    to provide for the succession of any parties to this Indenture (and other amendments that are administrative or ministerial in nature); or

(l)    to comply with the rules of any applicable securities depositary.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Sections 7.02 and 12.03 hereof, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02     With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including Section 4.08 hereof), the Subsidiary Guarantees and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Subsidiary Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Sections 7.02 and 12.03 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. For the avoidance of doubt, no amendment to, or deletion of any of the covenants described under Sections 4.06, 4.07, 4.08, 4.09 and 4.10 shall be deemed to impair or affect any rights of Holders of the Notes to receive payment of principal of, or premium, if any, or interest on, the notes.

After an amendment, supplement or waiver under this Section becomes effective, the Company shall send electronically or mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to send electronically or mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(a)    reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b)    reduce the principal of or change the fixed maturity of any Note or reduce any amount payable on any redemption of the Notes (other than the provisions of Section 4.08 hereof relating to the obligation of the Company to make an offer to repurchase Notes);

(c)    reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(d)    waive a Default or Event of Default in the payment of principal of or interest or premium, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) and a waiver of the Payment Default that resulted from such acceleration);

(e)    make any Note payable in money other than that stated in the Notes;

(f)    make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to institute suit for the enforcement of any payments of principal of, or interest or premium, if any, on, the Notes;

(g)    waive a redemption payment with respect to any Note (other than a payment required by any of Section 4.08 hereof); or

(h)    make any change in the foregoing amendment and waiver provisions.

Section 9.03     Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.04     Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05     Trustee to Sign Amendments, etc.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be provided with and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 12.03 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10

SUBSIDIARY GUARANTEES

Section 10.01     Subsidiary Guarantees.

Subject to this Article 10, each of the Subsidiary Guarantors hereby, jointly and severally, unconditionally guarantees on a senior, unsecured basis (subject to the provisions of Section 4.06 hereof) to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal and premium, if any, of, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal and premium, if any of, and interest on, the Notes, if any, if lawful, and all other Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof (including, without limitation, any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law); and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. In addition to the foregoing, each Subsidiary Guarantor also agrees, unconditionally and jointly and severally with each other Subsidiary

Guarantor, to pay any and all fees and expenses (including, without limitation, counsel fees and expenses) incurred by the Trustee under this Indenture, including in enforcing any rights under a Subsidiary Guarantee with respect to a Subsidiary Guarantor. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

The Subsidiary Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee. The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

Each of the Subsidiary Guarantors also agrees, jointly and severally, to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Subsidiary Guarantors, any amount paid either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or the Subsidiary Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

In case any provision of any Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Each payment to be made by a Subsidiary Guarantor in respect of its Subsidiary Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 10.02     Limitation on Guarantor Liability.

Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 10, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03     Delivery of Subsidiary Guarantees.

To evidence its Subsidiary Guarantee set forth in Section 10.01 hereof, each Subsidiary Guarantor hereby agrees that this Indenture (or in the case of future Subsidiary Guarantors, a supplemental indenture as required hereunder) shall be executed on behalf of such Subsidiary Guarantor by its President or one of its other Officers or by its duly appointed attorney-in-fact.

Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 10.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee. The execution of this Indenture (or in the case of future Subsidiary Guarantors, a supplemental indenture as required hereunder) on behalf of a Subsidiary Guarantor by its attorney-in-fact shall constitute a representation and warranty on the part of such Subsidiary Guarantor hereunder of the due appointment of such attorney-in-fact.

If an Officer or duly appointed attorney-in-fact whose signature is on this Indenture (or in the case of future Subsidiary Guarantors, a supplemental indenture as required hereunder) no longer holds that office or maintains such appointment, as the case may be, the Subsidiary Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture (or in the case of future Subsidiary Guarantors, a supplemental indenture as required hereunder) on behalf of the Subsidiary Guarantors and each of them.

In the event that the Company creates or acquires a new Subsidiary subsequent to the date of this Indenture, if required by Section 4.09 hereof, the Company shall cause such Subsidiary to execute a supplemental indenture to this Indenture in accordance with Section 4.09 hereof and this Article 10, to the extent applicable.

Section 10.04     Subsidiary Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 10.05 hereof, no Subsidiary Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another Person other than the Company or another Subsidiary Guarantor, unless:

(a)    immediately after giving effect to that transaction, no Default exists; and

(b)    either:

(i)    the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Subsidiary Guarantor under this Indenture and its Subsidiary Guarantee pursuant to a supplemental indenture and completes all other required documentation; or

(ii)    the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger is not a Subsidiary of the Company and such transaction does not violate the applicable provisions of Article 5 of this Indenture.

In case of any such consolidation, merger, sale or conveyance and upon the assumption, if applicable, by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor Person shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

Section 10.05     Releases of Subsidiary Guarantees.

In the event of:

(i)    a sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor (including by way of merger or consolidation), or a sale or other disposition of all or a majority of the Capital Stock of any Subsidiary Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) the Company or any other Subsidiary Guarantor;

(ii)    a termination of one or more guarantees by any Subsidiary Guarantor that results in such Subsidiary Guarantor no longer being subject to any guarantee of any other Indebtedness of the Company or any other Subsidiary Guarantor, or such Subsidiary Guarantor does not guarantee other Indebtedness of the Company or any other Subsidiary Guarantor;

(iii)    the exercise by the Company of its option to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes in accordance with the terms set forth in Article 8 hereof;

(iv)    the merger or consolidation of any Subsidiary Guarantor with and into the Company or another Subsidiary Guarantor that is the surviving person in such merger or consolidation (so long as, in the case of any Subsidiary Guarantor that is such surviving person, such surviving person remains a Subsidiary Guarantor), or the liquidation, winding up or dissolution of any Subsidiary Guarantor following the transfer of all or substantially all of its assets to the Company or another Subsidiary Guarantor,

(vi)    the release or discharge of the guarantee under the Credit Agreement or any other Indebtedness by such Subsidiary Guarantor which resulted in the obligation to guarantee the Notes except if at the time of the release and discharge of such Subsidiary Guarantor, such Subsidiary Guarantor would be required to guarantee the notes pursuant Section 4.09; or

(vi)    in accordance with the third paragraph of Section 4.09.

then such Subsidiary Guarantor (upon the occurrence of an event described in clauses (ii), (iii), (iv), (v) or (vi) of this paragraph) or the corporation acquiring the property (upon the occurrence of an event described in clause (i) of this paragraph) will be released and relieved of any obligations under its Subsidiary Guarantee.

Notwithstanding the foregoing, if on any date after the Issue Date (i) the notes are rated Investment Grade, (ii) no Default or Event of Default exists under the Indenture and (iii) none of the Existing Notes are guaranteed by any of the Company’s Subsidiaries (or any such guarantees of the Existing Notes are released substantially concurrently therewith), then beginning on such date all of the Subsidiary Guarantees will be released and the Subsidiary Guarantors will be released of all Obligations under the Subsidiary Guarantees.

Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that the transaction or transactions giving rise to the release of any Subsidiary Guarantor was made by the Company in accordance with the provisions of this Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its Obligations under its Subsidiary Guarantee.

Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article 10.

Section 10.06     Subrogation.

Each Subsidiary Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Subsidiary Guarantor pursuant to the provisions of Section 10.01 hereof; provided that, if an Event of Default has occurred and is continuing, no Subsidiary Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.

Section 10.07     Benefits Acknowledged.

Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Subsidiary Guarantee are knowingly made in contemplation of such benefits.

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01     Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes (and the related Subsidiary Guarantees) issued hereunder, when:

(a)    either:

(1)    all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(2)    all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of a notice of redemption by the Trustee in the name, and at the expense of, the Company, and the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, pursuant to arrangements satisfactory to the Trustee, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption; provided that, upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any Applicable Premium Deficit only required to be deposited with the Trustee on or prior to the Redemption Date; provided further that any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(b)    the Company or any Subsidiary Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(c)    the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied, and the Trustee on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture.

Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (2) of clause (a) of this Section, the provisions of Section 11.02 and Section 8.06 hereof shall survive such satisfaction and discharge.

Section 11.02     Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or the Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof to the Holders entitled thereto by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Subsidiary Guarantor’s obligations under this Indenture with respect to the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof until such time as the Trustee or the Paying Agent is permitted to apply all such money or Government Security in accordance with this Indenture and the Notes to the Holders entitled thereto; provided, however, that if the Company makes any payment of principal of, premium, if any, or interest on any Notes following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 12

MISCELLANEOUS

Section 12.01     Notices.

(a)    Any notice or communication to the Company, any Subsidiary Guarantor or the Trustee is duly given if in writing and (1) delivered in person, (2) mailed by first-class mail (certified or registered, return receipt requested), postage prepaid, or overnight air courier guaranteeing next day delivery or (3) sent by facsimile or electronic transmission, to its address:

if to the Company or any Subsidiary Guarantor:

c/o Lithia Motors, Inc.

150 N. Bartlett Street

Medford, Oregon 97501

Fax No.: 541-774-7545

Email: EImpert@lithia.com

Attention: Edward Impert

with a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Fax No: 212-859-9000

Email: Daniel.Bursky@friedfrank.com and Andrew.Barkan@friedfrank.com

Attention: Daniel Bursky and Andrew B. Barkan

if to the Trustee:

U.S. Bank National Association

555 SW Oak Street-PD-OR-p7TD

Portland, Oregon 97204

Fax No.: 503-464-4155

Email: cherylk.nelson@usbank.com

Attention: Cheryl Nelson

The Company, any Subsidiary Guarantor or the Trustee, by like notice, may designate additional or different addresses for subsequent notices or communications.

(b)    All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; on the first date of which publication is made, if by publication; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; the next Business Day after timely delivery to the courier, if mailed by overnight air courier guaranteeing next day delivery; when receipt acknowledged, if sent by facsimile or electronic transmission; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

(c)    Any notice or communication to a Holder shall be mailed by first-class mail (certified or registered, return receipt requested) or by overnight air courier guaranteeing next day delivery to its address shown on the Note Register or by such other delivery system as the Trustee agrees to accept. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(d)    Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(e)    Notwithstanding any other provision herein, where this Indenture provides for notice of any event to any Holder of an interest in a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), according to the Applicable Procedures of such Depositary, if any, prescribed for the giving of such notice.

(f)    The Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured facsimile or electronic transmission; provided, however, that

(1) the party providing such written notice, instructions or directions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (2) such originally executed notice, instructions or directions shall be signed by an authorized representative of the party providing such notice, instructions or directions. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon and compliance with such notice, instructions or directions notwithstanding such notice, instructions or directions conflict or are inconsistent with a subsequent notice, instructions or directions.

(g)    If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(h)    If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.02     Communication by Holders with Other Holders.

Holders may communicate with other Holders with respect to their rights under this Indenture or the Notes.

Section 12.03     Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company or any Subsidiary Guarantor to the Trustee to take any action under this Indenture, the Company or such Subsidiary Guarantor, as the case may be, shall furnish to the Trustee:

(1)    an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.04 hereof) stating that, in the opinion of the signer(s), all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)    an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.04 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with; provided that (A) subject to Section 5.01(c) hereof, no Opinion of Counsel shall be required in connection with the addition of a Subsidiary Guarantor under this Indenture upon execution and delivery by such Subsidiary Guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as Exhibit C and (B) no Opinion of Counsel pursuant to this Section shall be required in connection with the issuance of Notes on the Issue Date.

Section 12.04     Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)    a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)    a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officers’ Certificate as to matters of fact); and

(4)    a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 12.05     Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.06     No Personal Liability of Directors, Officers, Employees, Members, Partners and Stockholders.

No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Company or the Subsidiary Guarantors under the Notes, this Indenture, the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.07     Governing Law.

THIS INDENTURE, THE NOTES AND ANY SUBSIDIARY GUARANTEE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 12.08     Waiver of Jury Trial.

EACH OF THE COMPANY, THE SUBSIDIARY GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE SUBSIDIARY GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.09     Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, epidemics or pandemics, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.10     Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Subsidiary Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.06.

Section 12.11     Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12     Counterpart Originals.

This Indenture may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 12.13     Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.14     Electronic Delivery of Signature Pages.

Each of the parties agree that this Indenture, the Notes and any other documents to be delivered in connection herewith and therewith may be electronically signed, that any digital or electronic signatures (including .pdf, facsimile or electronically imaged signatures provided by DocuSign or any other digital signature provider as specified in writing to the Company) appearing on this Indenture, the Notes or such other documents are the same as handwritten signatures for the purposes of validity, enforceability and admissibility, and that delivery of any such electronic signature to, or a signed copy of, this Indenture, the Notes and such other documents may be made by facsimile, email or other electronic transmission.

Section 12.15     U.S.A. PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

Section 12.16     Payments Due on Non-Business Days.

In any case where any interest payment date, Redemption Date or repurchase date or the Stated Maturity of the Notes shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal, premium, if any, or interest on the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the interest payment date, Redemption Date or repurchase date, or at the Stated Maturity of the Notes, provided that no interest will accrue for the period from and after such interest payment date, Redemption Date, repurchase date or Stated Maturity, as the case may be.

[Signatures on following page]

LITHIA MOTORS, INC.

By:	/s/ Tina Miller
	Name:	Tina Miller
	Title:	Senior Vice President and Chief Financial Officer

797 VALLEY STREET LLC

ANN ARBOR-B, LLC

ANN ARBOR-CC, LLC

ANN ARBOR-CJD, LLC

ANN ARBOR-M, LLC

AUSTIN-H, INC.

AUSTIN-KI, INC.

AVONDALE-N, INC.

BAIERL AUTO PARTS, LLC

BAIERL AUTOMOTIVE CORPORATION

BAIERL CHEVROLET, INC.

BAIERL HOLDING, LLC

BELLEVUE-S, LLC

BELLEVUE-T, LLC

BEND-CDJR, LLC

BEND-N, LLC

CADILLAC OF PORTLAND LLOYD CENTER, LLC

CAMP AUTOMOTIVE, INC.

CARBONE AUTO BODY, LLC

CENTENNIAL-HY, LLC

CLEAR LAKE-I, INC.

CLINTON-C, LLC

CRANBERRY AUTOMOTIVE, INC.

DAH CHONG HONG CA TRADING LLC

DAH CHONG HONG TRADING CORPORATION

DALLAS COLLISION, INC.

DALLAS-H, INC.

DALLAS-K, INC.

DALLAS-T, INC.

DARON MOTORS LLC

DCH (OXNARD) INC.

DCH AUTO GROUP (USA) INC.

DCH BLOOMFIELD LLC

DCH CA LLC

DCH CALABASAS-A, LLC

DCH CALIFORNIA INVESTMENTS LLC

DCH CALIFORNIA MOTORS INC.

DCH DEL NORTE, INC.

DCH DMS NJ, LLC

[Signature page to Indenture for 3.875% Senior Notes due 2029]

DCH ESSEX INC.

DCH FINANCIAL NJ, LLC

DCH FREEHOLD LLC

DCH HOLDINGS LLC

DCH INVESTMENTS INC. (NEW JERSEY)

DCH INVESTMENTS INC. (NEW YORK)

DCH KOREAN IMPORTS LLC

DCH MAMARONECK LLC

DCH MISSION VALLEY LLC

DCH MONMOUTH LLC

DCH MONTCLAIR LLC

DCH MOTORS LLC

DCH NANUET LLC

DCH NORTH AMERICA INC.

DCH NY MOTORS LLC

DCH OXNARD 1521 IMPORTS INC.

DCH RIVERSIDE-S, INC.

DCH SIMI VALLEY INC.

DCH SUPPORT SERVICES, LLC

DCH TEMECULA IMPORTS LLC

DCH TEMECULA MOTORS LLC

DCH THOUSAND OAKS-F, INC.

DCH TL HOLDINGS LLC

DCH TL NY HOLDINGS LLC

DCH TORRANCE IMPORTS INC.

DRIVEWAY MOTORS, LLC

FARMINGTON HILLS IMPORTS, LLC

FARMINGTON HILLS-CJD, LLC

FARMINGTON HILLS-H, LLC

FARMINGTON HILLS-N, LLC

FARMINGTON HILLS-T, LLC

FERNDALE COLLISION, LLC

FERNDALE-BG, LLC

FERNDALE-F, LLC

FH COLLISION, LLC

FLORIDA SS, LLC

FREEHOLD NISSAN LLC

FRISCO-K, INC.

FUSE AUTO SALES, LLC

GARDEN CITY-CJD, LLC

GREENCARS, INC.

HOUSTON-A, INC.

HOUSTON-H, INC.

HOUSTON-I, INC.

HUTCHINS EUGENE NISSAN, INC.

HUTCHINS IMPORTED MOTORS, INC.

JACKSON-T, LLC

KATY-H, INC.

KNOXVILLE-CJD, LLC

LA MOTORS HOLDING, LLC

LAD ADVERTISING, INC.

[Signature page to Indenture for 3.875% Senior Notes due 2029]

LAD CARSON-N, LLC

LAD MISSION VIEJO-JLR, INC.

LAD MOBU, INC.

LAD-AU, LLC

LAD-MB, LLC

LAD-N, LLC

LAD-P, LLC

LAD-T, LLC

LAD-V, LLC

LAS VEGAS-G, LLC

LAS VEGAS-HY, LLC

LATHAM FORD-F, LLC

LBMP, LLC

LEAGUE CITY-H, INC.

LFKF, LLC

LGPAC, INC.

LITHIA ACDM, INC.

LITHIA AIRCRAFT, INC.

LITHIA ANCHORAGE-C, LLC

LITHIA ANCHORAGE-H, LLC

LITHIA ARMORY GARAGE, LLC

LITHIA AUCTION & RECON, LLC

LITHIA AUTO SERVICES, INC.

LITHIA BA HOLDING, INC.

LITHIA BAIERL-S, LLC

LITHIA BNM, INC.

LITHIA BRYAN TEXAS, INC.

LITHIA BUFFALO-A, LLC

LITHIA CCTF, INC.

LITHIA CDH, INC.

LITHIA CIMR, INC.

LITHIA CJDO, INC.

LITHIA CJDSA, INC.

LITHIA CJDSF, INC.

LITHIA CM, INC.

LITHIA CO, INC.

LITHIA CRATER LAKE-F, INC.

LITHIA CRATER LAKE-M, INC.

LITHIA CSA, INC.

LITHIA DE, INC.

LITHIA DES MOINES-VW, LLC

LITHIA DODGE OF TRI-CITIES, INC.

LITHIA DM, INC.

LITHIA DMID, INC.

LITHIA EATONTOWN-F, LLC

LITHIA FINANCIAL CORPORATION

LITHIA FLCC, LLC

LITHIA FLORIDA HOLDING, INC.

LITHIA FMF, INC.

LITHIA FORD OF BOISE, INC.

LITHIA FRESNO, INC.

[Signature page to Indenture for 3.875% Senior Notes due 2029]

LITHIA HAMILTON-H, LLC

LITHIA HAZLETON-H, LLC

LITHIA HDM, INC.

LITHIA HGF, INC.

LITHIA HMID, INC.

LITHIA HPI, INC.

LITHIA IDAHO FALLS-F, INC.

LITHIA IMPORTS OF ANCHORAGE, INC.

LITHIA JEF, INC.

LITHIA KLAMATH, INC.

LITHIA KLAMATH-T, INC.

LITHIA LBGGF, INC.

LITHIA LHGF, INC.

LITHIA LSGF, INC.

LITHIA MBDM, INC.

LITHIA McMURRAY-C, LLC

LITHIA MEDFORD HON, INC.

LITHIA MICHIGAN HOLDING, INC.

LITHIA MIDDLETOWN-L, LLC

LITHIA MMF, INC.

LITHIA MONROEVILLE-A, LLC

LITHIA MONROEVILLE-C, LLC

LITHIA MONROEVILLE-F, LLC

LITHIA MOON-S, LLC

LITHIA MOON-V, LLC

LITHIA MORGANTOWN-CJD, LLC

LITHIA MORGANTOWN-F, LLC

LITHIA MORGANTOWN-S, LLC

LITHIA MOTORS SUPPORT SERVICES, INC.

LITHIA MTLM, INC.

LITHIA NA, INC.

LITHIA NC, INC.

LITHIA ND ACQUISITION CORP. #1

LITHIA ND ACQUISITION CORP. #3

LITHIA ND ACQUISITION CORP. #4

LITHIA NDM, INC.

LITHIA NF, INC.

LITHIA NORTHEAST REAL ESTATE, LLC

LITHIA NORTHWEST REAL ESTATE, LLC

LITHIA OF ANCHORAGE, INC.

LITHIA OF BEND #1, LLC

LITHIA OF BEND #2, LLC

LITHIA OF BENNINGTON - 1, LLC

LITHIA OF BENNINGTON - 2, LLC

LITHIA OF BENNINGTON - 3, LLC

LITHIA OF BENNINGTON - 4, LLC

LITHIA OF BILLINGS II LLC

LITHIA OF BILLINGS, INC.

LITHIA OF CASPER, LLC

LITHIA OF CLEAR LAKE, LLC

LITHIA OF CORPUS CHRISTI, INC.

[Signature page to Indenture for 3.875% Senior Notes due 2029]

LITHIA OF DES MOINES, INC.

LITHIA OF EUREKA, INC.

LITHIA OF FAIRBANKS, INC.

LITHIA OF GREAT FALLS, INC.

LITHIA OF HELENA, INC.

LITHIA OF HONOLULU-A, INC.

LITHIA OF HONOLULU-BGMCC, LLC

LITHIA OF HONOLULU-F, LLC

LITHIA OF HONOLULU-V, LLC

LITHIA OF KILLEEN, LLC

LITHIA OF LODI, INC.

LITHIA OF MAUI-H, LLC

LITHIA OF MISSOULA II, LLC

LITHIA OF MISSOULA III, INC.

LITHIA OF MISSOULA, INC.

LITHIA OF POCATELLO, INC.

LITHIA OF PORTLAND I, LLC

LITHIA OF PORTLAND, LLC

LITHIA OF ROBSTOWN, LLC

LITHIA OF ROSEBURG, INC.

LITHIA OF SANTA ROSA, INC.

LITHIA OF SEATTLE, INC.

LITHIA OF SOUTH CENTRAL AK, INC.

LITHIA OF SPOKANE II, INC.

LITHIA OF SPOKANE, INC.

LITHIA OF STOCKTON, INC.

LITHIA OF STOCKTON-V, INC.

LITHIA OF TF, INC.

LITHIA OF TROY, LLC

LITHIA OF UTICA-1, LLC

LITHIA OF UTICA-2, LLC

LITHIA OF UTICA-3, LLC

LITHIA OF UTICA-4, LLC

LITHIA OF WALNUT CREEK, INC.

LITHIA OF WASILLA, LLC

LITHIA OF YORKVILLE-1, LLC

LITHIA OF YORKVILLE-2, LLC

LITHIA OF YORKVILLE-3, LLC

LITHIA OF YORKVILLE-4, LLC

LITHIA OF YORKVILLE-5, LLC

LITHIA ORCHARD PARK-H, LLC

LITHIA PARAMUS-M, LLC

LITHIA PITTSBURGH-S, LLC

LITHIA RAMSEY-B, LLC

LITHIA RAMSEY-L, LLC

LITHIA RAMSEY-M, LLC

LITHIA RAMSEY-T, LLC

LITHIA REAL ESTATE, INC.

LITHIA RENO SUB-HYUN, INC.

LITHIA RENO-CJ, LLC

LITHIA RENO-VW, LLC

[Signature page to Indenture for 3.875% Senior Notes due 2029]

LITHIA ROSE-FT, INC.

LITHIA SALMIR, INC.

LITHIA SEA P, INC.

LITHIA SEASIDE, INC.

LITHIA SOC, INC.

LITHIA SPOKANE-B, LLC

LITHIA SPOKANE-S, LLC

LITHIA SSP, LLC

LITHIA TA, INC.

LITHIA TENNESSEE HOLDING, INC.

LITHIA TO, INC.

LITHIA TR, INC.

LITHIA UNIONTOWN-C, LLC

LITHIA VA REAL ESTATE, LLC

LITHIA VAUDM, INC.

LITHIA VF, INC.

LITHIA VIRGINIA HOLDING, INC.

LITHIA WEXFORD-H, LLC

LLL SALES CO LLC

LMBB, LLC

LMBP, LLC

LMOP, LLC

LOS ANGELES-M, INC.

LSTAR, LLC

MEDFORD INSURANCE, LLC

MESQUITE-K, INC.

MESQUITE-M, INC.

MILFORD DCH, INC.

MISSION HILLS-H, INC.

NEW PORT RICHEY-H, LLC

NEW PORT RICHEY-V, LLC

NORTHLAND FORD INC.

NOVI-I, LLC

ORLANDO-JLR, LLC

PA REAL ESTATE, LLC

PA SUPPORT SERVICES, LLC

PARAMUS COLLISION, LLC

PARAMUS WORLD MOTORS LLC

PERSONALIZED MARKETING, LLC

PHOENIX-T, INC.

PLYMOUTH-C, LLC

RAMSEY HOLDINGCO, INC.

REDWOOD-HY, LLC

RFA HOLDINGS, LLC

ROCKWALL-H, INC.

ROCKWALL-K, INC.

ROUND ROCK-K, INC.

SACRAMENTO-L, INC.

SALEM-B, LLC

SALEM-H, LLC

SALEM-V, LLC

[Signature page to Indenture for 3.875% Senior Notes due 2029]

SAN FRANCISCO-B, INC.

SANFORD-CJD, LLC

SHARLENE REALTY LLC

SHERMAN OAKS-A, INC.

SHERMAN OAKS-AC, INC.

SHERMAN OAKS-B, INC.

SHIFT PORTLAND, LLC

STERLING HEIGHTS-F, LLC

STERLING-BM, LLC

STERLING-RLM, LLC

SUBURBAN AUTO AGENCY, LLC

TAMPA-H, LLC

THOUSAND OAKS-S, INC.

TN REAL ESTATE, LLC

TROY COLLISION, LLC

TROY EXOTICS, LLC

TROY-A, LLC

TROY-BG, LLC

TROY-C, LLC

TROY-CJD, LLC

TROY-H, LLC

TROY-I, LLC

TROY-JLR, LLC

TROY-M, LLC

TROY-N, LLC

TROY-S, LLC

TROY-T, LLC

TROY-V, LLC

TROY-VW, LLC

TUSTIN MOTORS INC.

UNION-H, LLC

URBANDALE-S, LLC

VALENCIA-A, INC.

VAN NUYS-C, INC.

VAN NUYS-H, INC.

VAN NUYS-L, INC.

VAN NUYS-T, INC.

WATERFORD-F, LLC

WESLEY CHAPEL-C, LLC

WESLEY CHAPEL-H, LLC

WESLEY CHAPEL-HY, LLC

WESLEY CHAPEL-M, LLC

WESLEY CHAPEL-T, LLC

ZELIENOPLE REAL ESTATE I, L.P.

ZELIENOPLE REAL ESTATE, L.L.C.

By:	/s/ Tina Miller
	Name:	Tina Miller
	Title:	Authorized Agent

[Signature page to Indenture for 3.875% Senior Notes due 2029]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Richard Krupske
Name: Richard Krupske
Title: Vice President

[Signature page to Indenture for 3.875% Senior Notes due 2029]

APPENDIX A

PROVISIONS RELATING TO INITIAL NOTES AND

ADDITIONAL NOTES

Section 1.1     Definitions.

(a) Capitalized Terms.

Capitalized terms used but not defined in this Appendix A have the meanings given to them in this Indenture. The following capitalized terms have the following meanings:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear or Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.

“Distribution Compliance Period,” with respect to any Note, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Note is first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the date of issuance with respect to such Note or any predecessor of such Note.

“Euroclear” means Euroclear Bank S.A./N.Y., as operator of Euroclear systems Clearance System or any successor securities clearing agency.

“IAI” means an institution that is an “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and is not a QIB.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Unrestricted Global Note” means any Note in global form that does not bear or is not required to bear the Restricted Notes Legend.

“U.S. person” means a “U.S. person” as defined in Regulation S.

(b) Other Definitions.

Term:	Defined in Section:
“Agent Members”	2.1(c)
“Automatic Exchange”	2.2(i)
“Automatic Exchange Date”	2.2(i)
“Automatic Exchange Notice”	2.2(i)
“Automatic Exchange Notice Date”	2.2(i)
“Definitive Notes Legend”	2.2(e)
“ERISA Legend”	2.2(e)
“Global Note”	2.1(b)
“Global Notes Legend”	2.2(e)
“IAI Global Note”	2.1(b)
“Regulation S Global Note”	2.1(b)
“Regulation S Notes”	2.1(a)
“Restricted Notes Legend”	2.2(e)
“Rule 144A Global Note”	2.1(b)
“Rule 144A Notes”	2.1(a)

Section 2.1    Form and Dating

(a) The Initial Notes issued on the date hereof shall be (i) offered and sold by the Company to the initial purchasers thereof and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A (“Rule 144A Notes”) and (2) Persons other than U.S. persons in reliance on Regulation S (“Regulation S Notes”). Additional Notes may also be considered to be Rule 144A Notes or Regulation S Notes, as applicable.

(b) Global Notes. Rule 144A Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form, numbered RA-1 upward (collectively, the “Rule 144A Global Note”) and Regulation S Notes shall be issued initially in the form of one or more global Notes, numbered RS-1 upward (collectively, the “Regulation S Global Note”), in each case without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. One or more global Notes in definitive, fully registered form without interest coupons and bearing the Global Notes Legend and the Restricted Notes Legend, numbered RIAI-1 upward (collectively, the “IAI Global Note”) shall also be issued on the Issue Date, if requested by the Company, deposited with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture to accommodate transfers of beneficial interests in the Notes to IAIs subsequent to the initial distribution. The Rule 144A Global Note, the IAI Global Note, the Regulation S Global Note and any Unrestricted Global Note are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes.” Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 of this Indenture and Section 2.2(c) of this Appendix A.

(c) Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.02 of this Indenture and pursuant to an order of the Company signed by one Officer of the Company, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d) Definitive Notes. Except as provided in Section 2.2 or Section 2.3 of this Appendix A, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

Section 2.2    Transfer and Exchange.

(a) Transfer and Exchange of Definitive Notes for Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

(i) to register the transfer of such Definitive Notes; or

(ii) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2) in the case of transfer restricted Notes, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to Section 2.2(b) of this Appendix A or otherwise in accordance with the Restricted Notes Legend, and are accompanied by a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto.

(b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:

(i) a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto; and

(ii) written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If the applicable Global Note is not then outstanding, the Company shall issue and the Trustee shall authenticate, upon an Authentication Order, a new applicable Global Note in the appropriate principal amount.

(c) Transfer and Exchange of Global Notes.

(i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth in Section 2.2(d) of this Appendix A, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note, or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.3 of this Appendix A), a Global Note may not be transferred except as a whole and not in part if the transfer is by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(d) Restrictions on Transfer of Global Notes; Voluntary Exchange of Interests in Transfer Restricted Global Notes for Interests in Unrestricted Global Notes.

(i) Transfers by an owner of a beneficial interest in a Rule 144A Global Note or an IAI Global Note to a transferee who takes delivery of such interest through another transfer restricted Global Note shall be made in accordance with the Applicable Procedures and the Restricted Notes Legend and only upon receipt by the Trustee of a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto. In addition, in the case of a transfer of a beneficial interest in either a Regulation S Global Note or a Rule 144A Global Note for an interest in an IAI Global Note, the transferee must furnish a signed letter substantially in the form of Exhibit B to the Trustee.

(ii) During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures, the Restricted Notes Legend on such Regulation S Global Note and any applicable securities laws of any state of the U.S. Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through a Rule 144A Global Note or an IAI Global Note shall be made only in accordance with the Applicable Procedures and the Restricted Notes Legend and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers. Such written certification shall no longer be required after the expiration of the Distribution Compliance Period. Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of the Indenture.

(iii) Upon the expiration of the Distribution Compliance Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in an Unrestricted Global Note upon certification in the form provided on the reverse side of the Form of Note in Exhibit A for an exchange from a Regulation S Global Note to an Unrestricted Global Note.

(iv) Beneficial interests in a transfer restricted Note that is a Rule 144A Global Note or an IAI Global Note may be exchanged for beneficial interests in an Unrestricted Global Note if the Holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A) and/or upon delivery of such legal opinions, certifications and other information as the Company or the Trustee may reasonably request.

(v) If no Unrestricted Global Note is outstanding at the time of a transfer contemplated by the preceding clauses (iii) and (iv), the Company shall issue and the Trustee shall authenticate, upon an Authentication Order, a new Unrestricted Global Note in the appropriate principal amount.

(e) Legends.

(i) Except as permitted by Section 2.2(d), this Section 2.2(e) and Section 2.2(i) of this Appendix A, each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (“Restricted Notes Legend”):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: SIX MONTHS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING

THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

Each Definitive Note shall bear the following additional legend (“Definitive Notes Legend”):

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Each Global Note shall bear the following additional legend (“Global Notes Legend”):

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

Each Note shall bear the following additional legend (“ERISA Legend”):

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

(ii) Upon any sale or transfer of a transfer restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such transfer restricted Note for a Definitive Note that does not bear the Restricted Notes Legend and the Definitive Notes Legend and rescind any restriction on the transfer of such transfer restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A) and provides such legal opinions, certifications and other information as the Company or the Trustee may reasonably request.

(iii) Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(f) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Registrar (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Registrar or the Custodian, to reflect such reduction.

(g) Obligations with Respect to Transfers and Exchanges of Notes.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.

(ii) No service charge shall be imposed in connection with any registration of transfer or exchange (other than pursuant to Section 2.07 of this Indenture), but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.06, 4.08 and 9.04 of this Indenture).

(iii) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(v) In order to effect any registration of transfer or exchange of an interest in any transfer restricted Note for an interest in a Note that does not bear the Restricted Notes Legend and has not been registered under the Securities Act, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel, in form reasonably acceptable to the Registrar to the effect that no registration under the Securities Act is required in respect of such exchange or transfer or the re-sale of such interest by the beneficial holder thereof, shall be required to be delivered to the Registrar and the Trustee.

(h) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(i)    Automatic Exchange of Beneficial Interests in a Global Note that is a Transfer Restricted Note for Beneficial Interests in an Unrestricted Global Note. Upon the Company’s satisfaction that the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act, beneficial interests in a Global Note that is a transfer restricted Note may be automatically exchanged into beneficial interests in an Unrestricted Global Note without any action required by or on behalf of the Holder (the “Automatic Exchange”) at any time on or after the date that is the 366th calendar day after (i) with respect to any Note issued on the Issue Date, the later of (A) the Issue Date and (B) the last date on which the Company or any Affiliate of the Company was the owner of such Note (or of any other Global Note with the same CUSIP number) or (ii) with respect to any Additional Note, if any, the later of (A) the issue date of such Additional Note and (B) the last date on which the Company or any Affiliate of the Company was the owner of such Note (or of any other Global Note with the same CUSIP number), or, in each case, if such day is not a Business Day, on the next succeeding Business Day (the “Automatic Exchange Date”). Upon the Company’s satisfaction that the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act, the Company shall (I) provide written notice to the Trustee at least seven calendar days prior to the Automatic Exchange, instructing the Trustee to direct the Depositary to exchange all of the outstanding beneficial interests in a particular Global Note that is a transfer restricted Note to the Unrestricted Global Note, which the Company shall have previously otherwise made eligible for exchange with the DTC, (II) provide prior written notice (the “Automatic Exchange Notice”) to each Holder at such Holder’s address appearing in the Note Register at least seven calendar days prior to the Automatic Exchange (the “Automatic Exchange Notice Date”), which notice must include (1) the Automatic Exchange Date, (2) the section of this Indenture pursuant to which the Automatic Exchange shall occur, (3) the “CUSIP” number of the Global Note that is a transfer restricted Note from which such Holder’s beneficial interests will be transferred and (4) the “CUSIP” number of the Unrestricted Global Note into which such Holder’s beneficial interests will be transferred, and (III) on or prior to the date of the Automatic Exchange, deliver to the Trustee for authentication one or more Unrestricted Global Notes, duly executed by the Company, in an aggregate principal amount equal to the aggregate principal amount of Global Notes that are transfer restricted

Notes to be exchanged. At the Company’s request on no less than five calendar days’ notice, the Trustee shall deliver, in the Company’s name and at its expense, the Automatic Exchange Notice (which shall be prepared by the Company) to each Holder at such Holder’s address appearing in the Note Register. Notwithstanding anything to the contrary in this Section 2.2(i), during the period between the Automatic Exchange Notice Date and the Automatic Exchange Date, no transfers or exchanges other than pursuant to this Section 2.2(i) shall be permitted without the prior written consent of the Company. As a condition to any Automatic Exchange, the Company shall provide, and the Trustee shall be entitled to rely upon, an Officers’ Certificate and/or Opinion of Counsel in form reasonably acceptable to the Trustee to the effect that no registration under the Securities Act is required in respect of the Automatic Exchange or re-sales of beneficial interests in such Unrestricted Global Note that are Beneficially Owned by a holder of beneficial interests therein upon the Automatic Exchange. The Company may request from Holders such information as it reasonably determines is required in order to be able to deliver such Officers’ Certificate. Upon such exchange of beneficial interests pursuant to this Section 2.2(i), the aggregate principal amount of the Global Notes shall be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, to reflect the relevant increase or decrease in the principal amount of such Global Note resulting from the applicable exchange. The Global Note that is a transfer restricted Note from which beneficial interests are transferred pursuant to an Automatic Exchange shall be canceled following the Automatic Exchange.

Section 2.3	Definitive Notes.

(a) A Global Note deposited with the Depositary or with the Trustee as Custodian pursuant to Section 2.1 may be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.2 of this Appendix A and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such cessation, or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository. In addition, any Affiliate of the Company or any Subsidiary Guarantor that is a beneficial owner of all or part of a Global Note may have such Affiliate’s beneficial interest transferred to such Affiliate in the form of a Definitive Note by providing a written request to the Company and the Trustee and such Opinions of Counsel, certificates or other information as may be required by this Indenture or the Company or Trustee.

(b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.3 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.3 shall be executed, authenticated and delivered only in denominations of $2,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct. Any Definitive Note delivered in exchange for an interest in a Global Note that is a transfer restricted Note shall, except as otherwise provided by Section 2.2(e) of this Appendix A, bear the Restricted Notes Legend.

(c) The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d) In the event of the occurrence of any of the events specified in Section 2.3(a) of this Appendix A, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

EXHIBIT A

[RULE 144A][REGULATION S] [GLOBAL] NOTE

[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Definitive Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the ERISA Legend, if applicable, pursuant to the provisions of the Indenture]

CUSIP [                    ]

ISIN [                    ]1

[RULE 144A][REGULATION S][GLOBAL] NOTE

3.875% Senior Notes due 2029

No. [RA- ] [RS- ] [U- ]	[Up to][2] [$ ]

LITHIA MOTORS, INC.

promises to pay to [CEDE & CO.]3 [                    ] or registered assigns the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto]4 [of $                     (                     Dollars)]5 on                     ] [    ], 20[    ].

Interest Payment Dates: June 1 and December 1

Record Dates: May 15 and November 15

[1]	Rule 144A Note CUSIP: 536797 AG8

Rule 144A Note ISIN: US536797AG85

Regulation S Note CUSIP: U53737 AD1

Regulation S Note ISIN: USU53737AD15

[2]	Include in Global Notes.
[3]	Include in Global Notes
[4]	Include in Global Notes
[5]	Include in Definitive Notes

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

Dated:

LITHIA MOTORS, INC.

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

U.S. BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

[Reverse Side of Note]

3.875% Senior Notes due 2029

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.    INTEREST. Lithia Motors, Inc., an Oregon corporation (the “Company”), promises to pay interest on the principal amount of this Note at 3.875% per annum until but excluding maturity. The Company shall pay interest semi-annually in arrears on June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including [the date of original issuance] 6 [[●], 20[●]]7; provided that the first Interest Payment Date shall be December 1, 2021. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.    METHOD OF PAYMENT. The Company shall pay interest on the Notes to the Persons who are registered holders of Notes at the close of business on May 15 or November 15 (whether or not a Business Day), as the case may be, immediately preceding the related Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Principal, premium, if any, and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest and premium, if any, may be made by check mailed to the Holders at their respective addresses set forth in the Note Register; provided that payment by wire transfer of immediately available funds shall be required with respect to principal, premium, if any, and interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent at least five Business Days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts.

3.    PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may act in any such capacity.

4.    INDENTURE. The Company issued the Notes under an Indenture, dated as of May 27, 2021 (as amended or supplemented from time to time, the “Indenture”), among Lithia Motors, Inc., the Subsidiary Guarantors named therein and the Trustee. This Note is one of a duly authorized issue of notes of the Company designated as its 3.875% Senior Notes due 2029. The Company shall be entitled to issue Additional Notes pursuant to Section 2.01 of the Indenture. The Notes and any Additional Notes issued under the Indenture shall be treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such

[6]	With respect to the Initial Notes. This may need to be a specified date if the Notes are not issued on the expected closing date.
[7]	With respect to Notes other than the Initial Notes. Fill in date of last interest payment.

terms, and Holders are referred to the Indenture for a statement of such terms. Any term used in this Note that is defined in the Indenture shall have the meaning assigned to it in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.    REDEMPTION AND REPURCHASE. The Notes are subject to optional redemption, and may be the subject of an offer to purchase, as further described in the Indenture. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

6.    DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and Holders shall be required to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered for repurchase in connection with a Change of Control Offer, except for the unredeemed portion of any Note being redeemed or repurchased in part.

7.    PERSONS DEEMED OWNERS. The registered Holder of a Note shall be treated as its owner for all purposes.

8.    AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

9.    DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Subsidiary Guarantors, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

10.    AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

11.    GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

12.    CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company at the following address:

c/o Lithia Motors, Inc.

150 N. Bartlett Street

Medford, Oregon 97501

Fax No.: 541-774-7545

Email: EImpert@lithia.com

Attention: Edward Impert

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFERS OF TRANSFER RESTRICTED NOTES

This certificate relates to $                     principal amount of Notes held in (check applicable space)          book-entry or          definitive form by the undersigned.

The undersigned (check one box below):

has requested the Trustee by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company or subsidiary thereof; or

(2)	☐	to the Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)	☐	to a Person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or

(5)	☐	pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act (and if the transfer is being made prior to the expiration of the Distribution Compliance Period, the Notes shall be held immediately thereafter through Euroclear or Clearstream); or

(6)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)	☐	pursuant to Rule 144 under the Securities Act; or

(8)	☐	pursuant to another available exemption from registration under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6), (7) or (8) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Your Signature

Date:
Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer Name: Title:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

TO BE COMPLETED IF THE HOLDER REQUIRES AN EXCHANGE FROM A

REGULATION S GLOBAL NOTE TO AN UNRESTRICTED GLOBAL NOTE,

PURSUANT TO SECTION 2.2(d)(iii) OF APPENDIX A TO THE INDENTURE8

The undersigned represents and warrants that either:

the undersigned is not a dealer (as defined in the Securities Act) and is a non-U.S. person (within the meaning of Regulation S under the Securities Act); or

the undersigned is not a dealer (as defined in the Securities Act) and is a U.S. person (within the meaning of Regulation S under the Securities Act) who purchased interests in the Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act; or

the undersigned is a dealer (as defined in the Securities Act) and the interest of the undersigned in this Note does not constitute the whole or a part of an unsold allotment to or subscription by such dealer for the Notes.

Dated:
Your Signature

[8]	Include only for Regulation S Global Notes.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.08 of the Indenture, check the following box: ☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.08 of the Indenture, state the amount you elect to have purchased:

$	(integral multiples of $1,000,
provided that the unpurchased
portion must be in a minimum
principal amount of $2,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $        . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee, Depositary or Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF

TRANSFEREE LETTER OF REPRESENTATION

Lithia Motors, Inc.

150 N. Bartlett Street

Medford, Oregon 97501

Fax No.: [●]

Email: [●]

Attention: [●]

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[        ] principal amount of the 3.875% Senior Notes due 2029 (the “Notes”) of Lithia Motors, Inc. (the “Company”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only in accordance with the Restricted Notes Legend (as such term is defined in the indenture under which the Notes were issued) on the Notes and any applicable securities laws of any state of the United States. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to

B-1

the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes with respect to applicable transfers described in the Restricted Notes Legend to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

TRANSFEREE: ,

by:

B-2

EXHIBIT C

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of [                    ] [    ], 20[    ], among                      (the “Guaranteeing Subsidiary”), a subsidiary of Lithia Motors, Inc., an Oregon corporation (the “Company”), and U.S. Bank National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, each of the Company and the Subsidiary Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of May 27, 2021, providing for the issuance of an unlimited aggregate principal amount of 3.875% Senior Notes due 2029 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.    Subsidiary Guarantor. The Guaranteeing Subsidiary hereby agrees to be a Subsidiary Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Subsidiary Guarantors, including Article 10 thereof.

3.    Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4.    Waiver of Jury Trial. EACH OF THE GUARANTEEING SUBSIDIARY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE SUBSIDIARY GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

5.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6.    Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

7.    Trustee Disclaimer; Incorporation by Reference.

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are mare solely by the Company.

The rights, protections, indemnities and immunities of the Trustee and its agents as enumerated under the Indenture are incorporated by reference into this Supplemental Indenture.

C-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[NAME OF GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

C-3